                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commis-
[X]  Definitive Proxy Statement                               sion Only (as permitted by Rule 14a-
[ ]  Definitive Additional Materials                          6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                             DIEDRICH COFFEE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612


                                 April 10, 2001

Dear Stockholders:


     As most of you know, I joined Diedrich Coffee as president and chief executive officer on September 27, 2000. Immediately thereafter, the senior management team began assessing the opportunities for the company to reduce debt and return to profitability. On October 2, 2000, Nasdaq notified us that our stock was in danger of being delisted. This notice resulted from the company's failure to meet the minimum tangible net asset requirement of The Nasdaq National Market. The Proxy Statement attached to this letter seeks your approval of several components of the action plan that resulted from senior management's assessment. We believe your approval of these components is essential to fully executing our current business strategy and should also help us avoid the delisting of Diedrich Coffee's stock from The Nasdaq National Market.


     The plan we developed includes several key elements. First and of greatest importance, we need to focus our time, energy, and resources on the aspects of our business that generate the greatest returns, which we are doing today. Second, we needed to eliminate unnecessary overhead expenses, which we accomplished in January. Third, we need an infusion of cash to strengthen our liquidity and to allow us to significantly reduce our debt. As discussed in the attached Proxy Statement, we have entered into an agreement with investors who share our view of the value of our stock. These investors have agreed to purchase shares at a premium to our current share price on The Nasdaq National Market. An ancillary benefit of the cash infusion is that it increases our tangible net assets above the minimum requirement of The Nasdaq National Market.

     As previously announced, we received a second notice from Nasdaq in January 2001 that our stock had failed to maintain a minimum bid price of $1.00, which is required for continued listing on The Nasdaq National Market. The one-for-four reverse stock split requested in the Proxy Statement (which occurs after the equity infusion is completed) should provide immediate compliance with the minimum bid price requirement.

     It is important to emphasize that remaining listed does Diedrich Coffee little good in and of itself. To ensure long term value, for you, the stockholder, we must stay focused on the critical elements of our business and remain committed to achieving and maintaining debt levels appropriate for our business. Please be assured that the senior management team and the board of directors is dedicated to accomplishing these tasks.


     On March 22, 2001, we appeared before a Nasdaq hearing panel in Washington, D.C. to request that Nasdaq not delist Diedrich Coffee's stock and enable us to fully execute our plan. We anticipate that the hearing panel will render its decision prior to the Special Meeting of Stockholders. We will issue a press release promptly after we receive the decision from Nasdaq. If we are granted additional time to demonstrate compliance with the listing requirements of The Nasdaq National Market, the proposals set forth in the attached Proxy Statement are approved and the equity infusion is then completed, Diedrich Coffee's common stock should not be delisted from The Nasdaq National Market. Conversely, if these proposals are not approved, it is likely that our stock will be delisted.



     As you may know, this is not the first time that I have been involved with a food service company having operational and financial difficulties. During my thirty years of managing various food service businesses, I have seen quite a few difficult situations. In my opinion, Diedrich Coffee has a great product and an improved business strategy, resulting from management's recently implemented action plan. When combined, our product and our strategy provide a solid platform for profitable growth. I believe the proposals set forth in the attached Proxy Statement are the best alternative presently available to our stockholders. For the reasons described above, I urge you to vote in favor of these proposals.


                                          Sincerely,



                                          /s/ J. MICHAEL JENKINS

                                          J. Michael Jenkins

                                          President and Chief Executive Officer

                                [DIEDRICH LOGO]

                             DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                                IRVINE, CA 92612

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 7, 2001


Dear Diedrich Coffee Stockholder:


     On Monday, May 7, 2001, Diedrich Coffee, Inc. will hold a special meeting of stockholders at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. The meeting will begin at 10:30 a.m. local time.


     Only stockholders of record at the close of business on March 26, 2001 can vote at this meeting or any adjournments that may take place. At the meeting, the stockholders will consider the following actions:

          1. To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares.

          2. To approve the sale to a series of investors of 8,000,000 shares of our common stock at $0.75 per share and the issuance of warrants to purchase an additional 2,000,000 shares of our common stock at an initial exercise price of $1.20 per share.

          3. To effect a decrease in the number of issued and outstanding shares of our common stock by means of a one-for-four reverse stock split to be effected after the issuance and sale of our shares described in Proposal 2 above, and to proportionately decrease our authorized shares of common stock.

          4. To attend to any other business properly presented at the meeting and any adjournments or postponements of the meeting.

     The foregoing items of business are more fully described in the proxy statement that is attached and a part of this notice.

     The board of directors, or the special committee of the board of directors in the case of Proposal 2, unanimously recommends that you vote for all of the proposals.

                                      By order of the board of directors,



                                      /s/ Martin R. Diedrich

                                      Martin R. Diedrich
                                      Secretary and Vice Chairman of the Board
Irvine, California

                             YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the special meeting in person, you are requested to complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (postage prepaid if mailed in the United States) is enclosed for that purpose. If you attend the special meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                             DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                                IRVINE, CA 92612

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS

                                  MAY 7, 2001

                            ------------------------

                                  INTRODUCTION


     This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Diedrich Coffee, Inc., a Delaware corporation, of proxies for use at the special meeting of stockholders to be held on May 7, 2001 at 10:30 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting we will vote on the matters described in this proxy statement and in the accompanying notice. The special meeting will be held at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. We intend to mail this proxy statement and accompanying proxy card on or about April 12, 2001 to all stockholders entitled to vote at the special meeting.


              INFORMATION REGARDING VOTING AT THE SPECIAL MEETING

PROXIES

     Diedrich Coffee stockholders should complete and return the accompanying form of proxy regardless of whether they will attend the special meeting in person. Our stockholders may revoke their proxies at any time before they are exercised by:

     - giving our Corporate Secretary written notice of revocation;

     - by giving our Corporate Secretary a properly executed proxy of a later date; or

     - by attending the special meeting and voting in person.

     Written notices of revocation and other communications with respect to the revocation of Diedrich Coffee proxies should be addressed to Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California, 92612, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Our board of directors is unaware of any other matters that may be presented for action at the special meeting. If other matters properly come before the stockholders at the special meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

SOLICITATION OF PROXIES

     We will pay the entire cost of soliciting proxies. In addition to soliciting the proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in performing these tasks. If necessary, we may use several of our regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, letter or other means. We have also retained Corporate Investor Communications, Inc. to assist in the proxy solicitation for a fee of $6,000, plus reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

     Our board of directors has fixed March 26, 2001 as the record date for determining the Diedrich Coffee stockholders entitled to notice of, and to vote at, the special meeting. Therefore, only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, the special meeting. At the close of business on the record date, there were 12,645,370 shares of our common stock outstanding held by 706 record holders in addition to approximately 5,200 holders who do not hold shares in their own names. A majority of these shares must be present at the special meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote.

     Shares of our common stock with respect to which the holders are present in person at the special meeting, but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our special meeting for purpose of determining whether or not a quorum exits. Brokers who hold shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for these customers on the matters to be voted on at our special meeting without specific instructions from them. However, broker non-votes will be counted for purposes of determining whether a quorum exists.

     To be approved, Proposal 2 must receive a majority of the affirmative votes cast on the matter. Abstentions and broker non-votes will not be treated as votes cast on the matter. Shares beneficially owned by our Chairman, Paul C. Heeschen, and beneficially owned or controlled by Westcliff Capital Management, LLC will not be voted on Proposal 2. The matters submitted to the stockholders under Proposals 1 and 3 will require the affirmative vote of a majority of our outstanding shares of common stock pursuant to Delaware law. Abstentions and broker non-votes will have the same effect as votes against approval of Proposals 1 and 3. Therefore, our board of directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

                                   PROPOSAL 1

                  APPROVAL OF PROPOSAL TO INCREASE AUTHORIZED
                           SHARES OF OUR COMMON STOCK

     Our certificate of incorporation provides that we are authorized to issue two classes of stock, consisting of 25,000,000 shares of common stock and 3,000,000 shares of preferred stock. Our board of directors is authorized to establish and designate the rights, terms, and preferences of any series of preferred stock. On March 14, 2001, our board of directors approved and adopted an amendment to the certificate of incorporation, subject to stockholder approval, to increase the authorized number of shares of common stock to 35,000,000 shares. The proposed amendment to our certificate of incorporation does not change the authorized number of shares of our preferred stock. Our board of directors recommends that the stockholders approve the proposed amendment to the certificate of incorporation. The text of the proposed amendment to our certificate of incorporation is attached to this proxy statement as Annex A and is incorporated herein by reference.

PURPOSE AND EFFECT OF AMENDMENT

     As of March 19, 2001:

     - we had approximately 12,645,370 shares of common stock issued and outstanding;

     - we had approximately 2,688,667 options to purchase shares of common stock outstanding, and the same number of shares of common stock reserved for issuance;

     - we had 920,000 warrants to purchase shares of common stock outstanding, and, accordingly we have reserved 920,000 shares of common stock for issuance upon exercise of the warrants;

     - we have approximately 729,000 shares of common stock reserved for issuance upon the exercise of options not yet granted under our existing benefit plans;

     In total, as of March 19, 2001, we had 16,983,037 shares outstanding or reserved for issuance. If Proposal 2 is approved and the sale of common stock and warrants is consummated, we are obligated to deliver 8,000,000 shares of our common stock and issue warrants to purchase an additional 2,000,000 shares of our common stock, as described in Proposal 2. The board of directors has, subject to stockholder approval, reserved 2,000,000 shares of common stock for issuance upon the exercise of the warrants. Unless the number of shares of authorized common stock is increased, we will not be able to (i) issue the 8,000,000 shares of common stock to the investors and (ii) reserve the 2,000,000 shares of common stock for issuance upon the exercise of the warrants.

     The principal purpose of the proposed charter amendment is, therefore, to authorize additional shares of common stock in order to ensure that we can meet our obligations under the purchase agreement and the transactions contemplated thereby, if Proposal 2 is approved by the stockholders. In addition, we need to ensure that there is a sufficient number of shares of authorized common stock available to us in the future in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters.

     As of the date of this proxy statement, other than as contemplated by the purchase agreement or our equity incentive plans, our board of directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the proposed amendment to the certificate of incorporation is approved by the stockholders, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law, rules of The Nasdaq Stock Market, Inc. ("Nasdaq") or other applicable stock exchange requirements.

POTENTIAL EFFECT OF THE PROPOSED AMENDMENT ON THE HOLDERS OF COMMON STOCK

     Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including the following:

     - by diluting the voting power of the current holders of our common stock at such time; and

     - by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

IMPLEMENTING PROPOSED AMENDMENT

     If approved by the stockholders at the meeting, the proposed amendment to our certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although our board of directors intends to file the certificate of amendment as soon as practicable after the special meeting, if, in the judgment of our board of directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed amendment to the certificate of incorporation by the stockholders, our board of directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment. The amendment to the certificate of incorporation is required to be filed on or prior to the closing of the transactions described in the purchase agreement for the sale of the common stock and warrants to the series of investors described in Proposal 2.

VOTE REQUIRED

     The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the meeting is required to approve the amendment to the certificate of incorporation to increase our authorized shares of common stock. IF PROPOSAL 2 IS NOT APPROVED, PROPOSAL 1 WILL NOT BE IMPLEMENTED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL 1, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

                                   PROPOSAL 2

                   APPROVAL OF THE EQUITY INVESTMENT PROPOSAL

     We are seeking stockholder approval, for the purpose of Nasdaq Rule 4350(i)(1)(D)(ii), which is applicable because we propose to issue and sell more than 20% of our common stock and more than 20% of the voting power outstanding before the equity investment in shares of our common stock. We are also seeking stockholder approval for the purpose of Nasdaq Rule 4350(i)(1)(B) because the proposed issuance of common stock and warrants may be deemed by Nasdaq to result in a "change of control."

SUMMARY

     Pursuant to the Common Stock and Warrant Purchase Agreement (referred to in this proxy statement as the "purchase agreement"), which we have attached to this proxy statement as Annex B for your reference, and subject to stockholder approval and various conditions described in more detail below, we have agreed to issue and sell to Westcliff Partners, L.P., Westcliff Foundation, Westcliff Long/Short, L.P., Westcliff Small Cap Fund, L.P., Westcliff Aggressive Growth, L.P., Westcliff Profit Sharing Plan, Westcliff Master Fund, Ltd., Peninsula Capital, L.P., Common Sense Partners, L.P. and Sequoia Enterprises, L.P. (collectively referred to in this proxy statement as the "Investors"), and the Investors have agreed to purchase from us, a total of 8,000,000 shares of our common stock at a purchase price of $0.75 per share. In addition, we have agreed to issue to the Investors warrants to purchase an additional 2,000,000 shares of our common stock at an initial exercise price of $1.20 per share. Our Chairman, Paul C. Heeschen, is the sole general partner of Sequoia Enterprises, L.P. Pursuant to the Registration Rights Agreement (referred to in this proxy statement as the "registration rights agreement"), which we have attached to this proxy statement as Annex C for your reference, we have agreed to register the shares of common stock sold to the Investors and the shares of common stock issuable upon exercise of the warrants with the Securities and Exchange Commission within 120 days after the closing of the sale. Pursuant to the warrants to be issued to the Investors (referred to in this proxy statement as the "warrants"), a form of which is attached to this proxy statement as Annex D for your reference, the exercise price of the warrants may be reduced if the initial registration statement is not filed with the Securities and Exchange Commission within 120 days after the closing of the equity investment or if the registration statement is not declared effective by the Securities and Exchange Commission within 150 days after the closing of the equity investment. See "Terms of Warrants -- Adjustment Provisions." In addition, under the terms of the registration rights agreement, the exercise price of the warrants may be reduced if we delay or suspend the registration statement for more than 10 days. See "Terms of Registration Rights Agreement -- Limitations on Registration Rights."


     In light of Mr. Heeschen's interest in participating in an equity investment in Diedrich Coffee, on February 15, 2001, the board of directors formed a special committee consisting of the directors other than Mr. Heeschen to evaluate all equity investment proposals. On March 14, 2001, the special committee approved the terms of the purchase agreement, the registration rights agreement and the warrants. The sale of the common stock is subject to the approval of our stockholders as required by Nasdaq rules and certain other conditions described below. Upon receiving stockholder approval of Proposals 1 and 2 and satisfaction of the other conditions to closing, we intend to close the transactions contemplated by the purchase agreement as soon as practicable. We anticipate that our aggregate net proceeds from the sale, after the deduction of transaction expenses, will be approximately $5.6 million. We intend to use $2 million of the net proceeds from the sale to pay current obligations and other general corporate expenses and the balance of the net proceeds, which we expect to be approximately $3.6 million, will be paid to Fleet National Bank to reduce outstanding indebtedness.


BACKGROUND OF THE TRANSACTION


     On September 27, 2000, J. Michael Jenkins became the Chief Executive Officer of Diedrich Coffee. Along with senior management, he immediately initiated an assessment of the strengths and deficiencies of the company in order to identify and implement a prioritized action plan to return Diedrich Coffee to profitability. Early in this assessment, on October 2, 2000, we received notice from Nasdaq that Diedrich Coffee had failed to maintain the minimum amount of net tangible assets required by Nasdaq rules. This determination was based upon the financial statements contained in our annual report for the fiscal year ended June 28, 2000. Subsequently, on January 18, 2001, we received notification from Nasdaq that our common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days, as required by another Nasdaq rule, and that we would be provided 90 calendar days, until April 18, 2001, to regain compliance with the minimum bid price rule.



     Mr. Jenkins, who has extensive experience in improving the financial and operational condition of troubled food service companies, completed his assessment of the strengths and deficiencies of Diedrich Coffee in January 2001. Mr. Jenkins advised our board of directors that, based on his assessment of the strengths of the core business, he felt that the company's losses could be addressed through improvements to operational management and a reduction in outstanding indebtedness. Based on Mr. Jenkins' advice, our board of directors determined that the pursuit of an equity investment to reduce outstanding indebtedness was in the long term best interests of our stockholders. On January 26, 2001, we retained a national investment banking firm, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., to assist us with respect to a potential equity investment. In an effort to secure an equity investment, management had discussions with 17 different prospective investment groups that had expressed an interest in investing in Diedrich Coffee.


     Mr. Heeschen informed our board of directors that he intended to participate in one of the proposals to be submitted and, as a result, on February 15, 2001, our board of directors formed a special committee comprised of Martin Diedrich, Lawrence Goelman and Peter Churm to evaluate all equity investment proposals. The special committee authorized management to negotiate the terms of the transaction with the Investors. On February 22, 2001, we executed a term sheet with the Investors for the purchase of 8,000,000 shares of common stock at $0.75 per share and the issuance of warrants to purchase an additional 2,000,000 shares of common stock at an initial exercise price of $1.20 per share. On that day, our common stock closed at $0.69 per share on The Nasdaq National Market. After executing the term sheet, we negotiated the terms of the purchase agreement, the registration rights agreement and the warrants. On March 14, 2001 the special committee of our board of directors approved the terms of the agreements, and on the same day, we executed the purchase agreement.



     On March 22, 2001, we appeared before a Nasdaq hearing panel in Washington, D.C. to request that Nasdaq not delist Diedrich Coffee's stock and enable us to fully execute our plan. We anticipate that the hearing panel will render its decision prior to the special meeting of stockholders. We will issue a press release promptly after we receive the decision from Nasdaq.


IMPACT ON EXISTING STOCKHOLDERS

     If this proposal is approved, the 8,000,000 shares of common stock to be issued to the Investors and the 2,000,000 shares of common stock issuable upon the exercise of the warrants would represent approximately 44% of the total shares of our common stock issued and outstanding immediately after the investment. In addition, the Investors presently beneficially own an aggregate total of 2,012,746 shares of our common stock, and when aggregated with what they would purchase in the equity investment or would have the right to acquire upon the exercise of the warrants, the Investors would collectively beneficially own approximately 53% of our outstanding common stock.

     The Investors would be purchasing the 8,000,000 shares of common stock at a price of $0.75 per share, which is higher than the closing price of our stock of $0.66 on The Nasdaq National Market on March 15, 2001, the day we publicly announced the proposed investment. The equity investment, therefore, would not be dilutive of our market price. However, our book value per share was approximately $1.09 on February 7, 2001, and therefore, the transaction would be dilutive to our per share book value.

     If this proposal is approved, we would use the proceeds for the payment of our current obligations in addition to repaying outstanding indebtedness under our credit facility with Fleet National Bank. The payment to Fleet would be a principal repayment which would satisfy the approximately $1.6 million minimum level of cumulative principal repayments that we are obligated to pay Fleet by September 2001. In addition, by paying down our debt, we would reduce our interest payments on the credit facility going forward.

INTERESTS OF CERTAIN PERSONS

     Mr. Heeschen, our Chairman of the Board, currently beneficially owns approximately 15% of our outstanding common stock. If the stockholders approve Proposals 1 and 2 and the transactions contemplated by the purchase agreement are consummated, an entity controlled by Mr. Heeschen will purchase an additional 4,000,000 shares of common stock and will receive warrants to purchase an additional 1,000,000 shares of common stock. As a result, Mr. Heeschen would beneficially own approximately 32% of our outstanding common stock (including shares issuable upon the conversion of outstanding options and warrants held by Mr. Heeschen that are exercisable within 60 days). Mr. Heeschen is not a member of the special committee of the board of directors that approved this transaction.

     In addition, Westcliff Capital Management, LLC, the general partner of Westcliff Partners, L.P., Westcliff Long/Short, L.P., Westcliff Aggressive Growth, L.P. and Westcliff Profit Sharing Plan, and the investment advisor to Westcliff Small Cap Fund, L.P., Westcliff Master Fund Ltd., Westcliff Foundation, Noranda Finance Inc. Common Trust, Parker Foundation and Palm Trust, would become the beneficial owner of 3,448,134 issued shares of our common stock and warrants to purchase an additional 833,333 shares of our common stock. As a result, Westcliff Capital Management, LLC would beneficially own approximately 20% of our outstanding common stock immediately following the consummation of the equity investment (including shares issuable upon the conversion of outstanding warrants held by the Westcliff entities that are exercisable within 60 days). Of the 3,448,134 shares of issued common stock beneficially owned, 3,333,334 issued shares are attributable to the transactions contemplated by the equity investment.


     While the various Investors have not expressed any intent to act in concert, if they did, the Investors would collectively control approximately 53% of our outstanding common stock after the consummation of the equity investment.

RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

     The special committee of our board of directors has determined that the issuance and sale of the common stock and warrants, and the completion of the other transactions as contemplated more fully in the purchase agreement, the registration rights agreement and the warrants are advisable and in the best interests of our stockholders, and recommends that all stockholders vote "FOR" the approval of these transactions at the special meeting.

REASON FOR REQUEST FOR APPROVAL

     Our common stock is listed on The Nasdaq National Market. Nasdaq Rule 4350(i)(1)(D)(ii) requires stockholder approval prior to the issuance of securities under certain circumstances, including in connection with a transaction, other than a public offering, involving the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance at a price (or in the case of convertible securities, a conversion price) less than the greater of the book or market value of our common stock. Because we are proposing to sell shares and warrants convertible into shares representing more than 20% of our outstanding common stock and the purchase price of the shares is less than the book value of our common stock, we are seeking stockholder approval.

     Additionally, Nasdaq Rule 4350(i)(1)(B) requires stockholder approval of our issuance of securities that would result in a change of control. Because the Investors, in the aggregate, will be purchasing securities representing approximately 44% of the voting power outstanding after completion of the transaction and, when aggregated with securities presently held by the Investors, the Investors will control approximately 53% of the voting power outstanding after the completion of the transaction, Nasdaq may determine that our sale of stock and warrants results in a change of control. We are seeking stockholder approval of the issuance of the common stock pursuant to the purchase agreement (including any of our securities issued as dividends or otherwise in respect of the common stock in accordance with the terms thereof) in order to ensure compliance with Nasdaq's 20% rule and change of control rule. Stockholder approval of the purchase agreement transactions is not otherwise required by Delaware law or other applicable laws or rules or by our certificate of incorporation or bylaws.

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN

  INTRODUCTION

     We retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to render an opinion to our board of directors that consideration in the amount of $0.75 per share of our common stock to be received by us under the terms of the purchase agreement is fair to our stockholders from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and has so advised our board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     Our board of directors retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. As compensation to Houlihan Lokey for its services rendered in connection with the transactions contemplated by the purchase agreement, we have agreed to pay Houlihan Lokey an aggregate fee of $125,000 in addition to its expenses. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the transactions contemplated by the purchase agreement, any other related transaction or the conclusions reached in the Houlihan Lokey opinion. No limitations were imposed by our board of directors on Houlihan Lokey with respect to the investigations made or procedures followed by it in rendering its opinion. We also have agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws that arise out of its engagement.

     On March 21, 2001, Houlihan Lokey delivered its written opinion to our board of directors to the effect that, as of the date of such opinion, subject to the limitations described therein, the $0.75 per share consideration to be received by us pursuant to the terms of the purchase agreement is fair to our stockholders from a financial point of view.

     The full text of Houlihan Lokey's opinion, which describes among other things the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion is attached to this proxy statement as Annex E and is incorporated herein by reference. The summary of the Houlihan Lokey opinion in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey opinion. YOU ARE URGED TO READ THE FULL TEXT OF THE HOULIHAN LOKEY OPINION CAREFULLY AND IN ITS ENTIRETY.

     The Houlihan Lokey opinion addresses only the fairness of the $0.75 per share consideration to our public stockholders, and does not constitute a recommendation to our public stockholders as to how any such stockholder should vote at the special meeting. The Houlihan Lokey opinion also does not address any other aspect of the transactions contemplated by the purchase agreement, including without limitation, our underlying business decision to effect the transactions contemplated by the purchase agreement. Houlihan Lokey did not, and was not requested by us or any other person to, solicit third party indications of interest in acquiring all or any part of Diedrich Coffee or to make any recommendations as to the form or amount of consideration in connection with the transactions contemplated by the purchase agreement, which consideration was determined through negotiations between us and the Investors. Houlihan Lokey was not asked to opine and does not express any opinion as to:

     - the tax consequences of the transactions contemplated by the purchase agreement, including, but not limited to, tax or legal consequences to us or any of our stockholders;

     - the public market values or realizable value of our common shares or the prices at which our common shares may trade in the future following the consummation of the transactions contemplated by the purchase agreement; or

     - the fairness of any aspect of the transactions contemplated by the purchase agreement other than the $0.75 per share consideration to be received by us pursuant to the terms of the purchase agreement.

     Houlihan Lokey did not perform an independent appraisal of our assets or those of our subsidiaries. Further, Houlihan Lokey did not negotiate the purchase agreement or any other aspect of the transactions contemplated thereby.

     In arriving at its fairness opinion, among other things, Houlihan Lokey did the following:

     - reviewed our annual report to stockholders on Form 10-K for the fiscal year ended June 28, 2000, our quarterly report on Form 10-Q for the quarter ended December 13, 2000 and the financial statements that we prepared as of February 7, 2001, which our management has identified as being the most current financial statements available;

     - reviewed the Term Sheet between Westcliff Capital Management, LLC and us, dated February 22, 2001;

     - reviewed a draft of this proxy statement as of March 20, 2001;

     - met with certain members of our senior management to discuss our operations, financial condition, future prospects and projected operations and performance and our discussions with potential investors;

     - met with our outside legal counsel to discuss certain matters;

     - visited certain of our facilities and business offices;

     - reviewed our forecasts and projections for fiscal years 2001 through 2003 prepared by our management;

     - reviewed the historical market prices and trading volume for our publicly traded securities;

     - reviewed the document titled "Schedule of Potential Investors Contacted Before Executing Westcliff Term Sheet" received March 19, 2001;

     - reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to us, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the transactions contemplated by the purchase agreement;


     - reviewed certain information and data regarding companies delisted from The Nasdaq Stock Market;


     - reviewed the Diedrich Coffee, Inc. Common Stock and Warrant Purchase Agreement, dated March 14, 2001; and

     - conducted such other studies, analyses and inquiries Houlihan Lokey deemed appropriate.

  SUMMARY OF HOULIHAN LOKEY'S VALUATION APPROACH


     Houlihan Lokey used several methodologies to assess the fairness, from a financial point of view, of the $0.75 per share consideration to be received by us. Each methodology provided an estimate as to the aggregate value of our enterprise equity. The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex E to this proxy statement. YOU ARE URGED TO READ THE FULL TEXT OF THE HOULIHAN LOKEY OPINION CAREFULLY AND IN ITS ENTIRETY.


     Houlihan Lokey performed the following analyses in order to determine the estimated market value of our common stock without taking into consideration the transactions contemplated by the purchase agreement or the reverse stock split as described in Proposal 3:

     Public Market Pricing Approach. Houlihan Lokey used the public market pricing approach to estimate our value. Houlihan Lokey calculated the market value of our equity by multiplying our stock price on March 14, 2001 by our shares outstanding on a fully diluted basis as of March 14, 2001. The resulting market value of equity and per share indications, as calculated by Houlihan Lokey, totaled $7.1 million and $0.56, respectively.

     In addition to the Public Market Pricing Approach, Houlihan Lokey used the following valuation methodologies: (i) a Market Multiple Approach, (ii) a Discounted Cash Flow Model Approach and (iii) a Comparable Transaction Approach. The analyses required studies of the overall market, economic and industry conditions in which we operate and our historical operating results.

     Market Multiple Approach. Houlihan Lokey reviewed certain financial information of publicly traded comparable companies in the specialty food and beverage industry selected solely by Houlihan Lokey. The public comparable companies included Green Mountain Coffee, Inc., Krispy Kreme Doughnuts, Inc., New

World Coffee-Manhattan Bagels, Panera Bread Company, Peet's Coffee & Tea, Inc., Planet Zanett, Inc. and Starbucks Corp. (collectively, the "Comparables"). Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information. The analysis showed that the latest twelve months ("LTM") EBITDA multiples exhibited by the Comparables ranged from a low of 2.4x to a high of 42.7x. The analysis showed that the next fiscal year ("NFY") EBITDA multiples exhibited by the Comparables ranged from a low of 0.9x to a high of 22.4x.

     Houlihan Lokey derived an indication of our pro forma market value of the equity by: (i) applying selected LTM and NFY EBITDA multiples to our representative EBITDA for fiscal year 2000 and (ii) pro forma EBITDA for the fiscal year 2001 based on our projected performance for the fiscal year 2001. Based on the above, the resulting indications of our enterprise value ranged from $14.0 million to $16.0 million.

     Discounted Cash Flow Model Approach. Houlihan Lokey utilized certain financial projections prepared by management for fiscal years 2001 through 2003. To determine our pro forma market value of equity, Houlihan Lokey used our representative pro forma net income and applied risk-adjusted discount rates ranging from 35% to 45% and a range of terminal EBITDA multiples ranging from
3.5 to 4.5. Based on management's estimates and this analysis, the resulting indications of our enterprise value ranged from $18.0 million to $22.0 million.

     Comparable Transaction Approach. Houlihan Lokey reviewed the consideration paid in certain publicly announced acquisitions of restaurant and food service companies. Such analysis yielded a median EBITDA multiple of 6.5x. In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations.

     No company or transaction used in the analysis described above was directly comparable to Diedrich Coffee. Accordingly, Houlihan Lokey reviewed the foregoing transactions to understand the range of EBITDA multiples paid for companies in the restaurant and food services industry.

     The aforementioned Public Market Pricing Approach, Market Multiple Approach, Discounted Cash Flow Model Approach, and Comparable Transaction Approach provided Houlihan Lokey with an indication of the enterprise value of Diedrich Coffee in the range of $16.0 million to $18.0 million. After subtracting the value of net interest bearing debt and consideration of other matters, Houlihan Lokey then calculated our common stock value to be $0.61 per share to $0.80 per share.

     Houlihan Lokey performed the following analyses in order to determine the estimated market value of our common stock after taking into consideration the transactions contemplated by the purchase agreement but before giving effect to the proposed reverse stock split described in Proposal 3.

     Public Market Pricing Approach. Houlihan Lokey used the public market pricing approach to estimate our value. Houlihan Lokey calculated the market value of our equity by multiplying our stock price on March 16, 2001 by our shares outstanding on a fully diluted basis as of March 16, 2001. The resulting market value of equity and per share indications, as calculated by Houlihan Lokey, totaled $7.9 million and $0.63, respectively.

     In addition to the Public Market Pricing Approach, Houlihan Lokey used the following valuation methodologies: (i) a Market Multiple Approach, (ii) a Discounted Cash Flow Model Approach, and (iii) a Comparable Transaction Approach. The analyses required studies of the overall market, economic and industry conditions in which we operate and our historical operating results.

     Market Multiple Approach. Houlihan Lokey reviewed certain financial information of publicly traded comparable companies in the specialty food and beverage industry selected solely by Houlihan Lokey. The public comparable companies included Green Mountain Coffee, Inc. Krispy Kreme Doughnuts, Inc., New World Coffee-Manhattan Bagels, Panera Bread Company, Peet's Coffee & Tea, Inc., Planet Zanett, Inc. and Starbucks Corp. (collectively, the "Comparables"). Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information. The analysis showed that the latest twelve months ("LTM") EBITDA multiples exhibited by the Comparables ranged from a low of 2.4x to a high of 42.7x. The analysis showed that the next fiscal year ("NFY") EBITDA multiples exhibited by the Comparables ranged from a low of 0.9x to a high of 22.4x.

     Houlihan Lokey derived an indication of our pro forma market value of the equity by: (i) applying selected LTM and NFY EBITDA multiples to our representative EBITDA for fiscal year 2000 and (ii) pro forma EBITDA for the fiscal year 2001 based on our projected performance for the fiscal year 2001. Based on the above, the resulting indications of our enterprise value ranged from $18.0 million to $20.0 million.

     Discounted Cash Flow Model Approach. Houlihan Lokey utilized certain financial projections prepared by management for fiscal years 2001 through 2003. To determine our pro forma market value of equity, Houlihan Lokey used our representative pro forma net income and applied risk-adjusted discount rates ranging from 35% to 45% and a range of terminal EBITDA multiples ranging from
3.5 to 4.5. Based on management's estimates and this analysis, the resulting indications of our enterprise value ranged from $20.0 to $25.0 million.

     Comparable Transaction Approach. Houlihan Lokey reviewed the consideration paid in certain publicly announced acquisitions of restaurant and food service companies. Such analysis yielded a median EBITDA multiple of 6.5x. In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations.

     No company or transaction used in the analysis described above was directly comparable to Diedrich Coffee. Accordingly, Houlihan Lokey reviewed the foregoing transactions to understand the range of EBITDA multiples paid for companies in the restaurant and food services industry.

     The aforementioned Public Market Pricing Approach, Market Multiple Approach, Discounted Cash Flow Model Approach, and Comparable Transaction Approach provided Houlihan Lokey with an indication of the enterprise value of Diedrich Coffee in the range of $19.0 million to $21.0 million. After subtracting the value of net interest bearing debt and consideration of other items, Houlihan Lokey then calculated our common stock value to be $0.75 per share to $0.85 per share.

  CONCLUSION

     Houlihan Lokey's analyses derived a common stock value of $0.61 to $0.80 per share without giving consideration to the transactions contemplated by the purchase agreement or the reverse stock split as described in Proposal 3. This pre-transaction valuation range compares with Houlihan Lokey's analyses after giving effect to the transaction (but before giving effect to the proposed reverse stock split described in Proposal 3), which resulted in a per share value of $0.75 and $0.85 per share. Based on the above analyses, Houlihan Lokey determined that the $0.75 per share consideration to be received by us is fair, from a financial point of view, to our public stockholders.

     As a matter of course, we do not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Houlihan Lokey considered financial projections for fiscal years 2001 through 2003. These financial projections were prepared by our management. The projections were prepared under market conditions as they existed as of approximately March 14, 2001 and our management does not intend to provide Houlihan Lokey with any updated or revised projections in connection with the transactions contemplated by the purchase agreement. The projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to our business, financial condition or results of operations, may cause the projections or the underlying assumptions to be inaccurate. As a result, projections should not be relied upon as necessarily indicative of future results, and you are cautioned not to place undue reliance on such projections.

     In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of March 14, 2001 and on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification that the accuracy and completeness of the financial and other information provided to Houlihan Lokey by our management was reasonably prepared and reflects the best current available estimates of our financial results and condition; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey opinion. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Diedrich Coffee and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of our specific properties or assets.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to Diedrich Coffee, the transactions contemplated by the purchase agreement, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

SUMMARY OF TERMS OF AGREEMENTS

     Set forth below are summaries of the provisions of the following agreements: the Common Stock and Warrant Purchase Agreement, dated as of March 14, 2001, between us and the Investors; the Registration Rights Agreement, which would be executed at the closing, between us and the Investors; and the Warrants to purchase shares of our common stock, which would be issued at the closing. Each summary below is qualified in its entirety by reference to, and should be read in conjunction with, the documents. We have attached forms of the purchase agreement, the registration rights agreement and the warrants to this proxy statement as Annexes B, C, and D, respectively, which are incorporated herein by reference. WE URGE ALL STOCKHOLDERS TO READ EACH OF THE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

  TERMS OF THE COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     General. After the special meeting, and assuming that the stockholders have approved the sale and issuance of additional shares of common stock and warrants, and that the other conditions to the closing have been satisfied, on the closing date:

     - we will issue an aggregate of 8,000,000 shares of our common stock and warrants to purchase an aggregate of an additional 2,000,000 shares of our common stock to the Investors;

     - the Investors will collectively deliver $6,000,000 to us, representing the purchase price for the common stock and warrants; and

     - the parties will execute the registration rights agreement.


     Representations and Warranties. In the purchase agreement, we make customary representations and warranties to the Investors relating to, among other matters, our organization; the authorization, binding effect and enforceability of the agreements; our capitalization; our compliance with laws; required third party authorizations; the validity of the common stock sold and warrants to be issued; the exemption of this transaction from registration; the accuracy and timeliness of our publicly filed reports; litigation matters; tax matters; property and intellectual property matters; our material contracts; and our listing on The Nasdaq National Market.

     In the purchase agreement, each Investor makes customary representations and warranties to us that generally relate to their organization, the authorization, binding effect and enforceability of the agreements as to each and their status as an accredited investor under applicable securities laws.

     Covenants. In the purchase agreement, we and the Investors have agreed to do a number of things, including the following:

     Notices of Certain Events. We and the Investors agree to notify each other of:

     - the receipt of any notice from a person claiming that his or its consent is required to complete the transactions contemplated by the purchase agreement;

     - the receipt of any notice from any governmental agency regarding the transactions;

     - any claims, suits or other similar actions that relate to the consummation of the transactions; and

     - the occurrence, or failure to occur, of any event that would make the representations or warranties contained in the purchase agreement untrue, or of any an event that would cause any of the parties to fail to satisfy its covenants.

     Efforts. We and the Investors have agreed to use commercially reasonable efforts to do such things as may be necessary or advisable to consummate the sale and issuance of the common stock and warrants.


     Proxy Statement. We have agreed to prepare this proxy statement, file it with the Securities and Exchange Commission and distribute it to our stockholders as promptly as practicable after the execution of the purchase agreement in order to obtain stockholder approval. The Investors have agreed to provide us with any information that we required to prepare this proxy statement.


     Stockholder Approvals. Our board of directors has agreed to call a special meeting of the stockholders in order to consider the sale of stock to the Investors as described in this Proposal 2 and to consider Proposal 1, as described above, and to recommend that our stockholders approve Proposals 1 and 2.


     Restrictions on Subsequent Offerings. We have agreed not to sell, from the date of the purchase agreement until the date that is 180 days after the closing, any shares of our common stock at a purchase price of less than $0.75, or any securities convertible into common stock that have a per share exercise price of less than $1.20. If we sell securities for less than the amounts just described, we have agreed to pay the Investors an amount equal to the number of shares or warrants each purchases pursuant to the purchase agreement times the difference between the purchase price ($0.75) or the exercise price ($1.20), as the case may be, and the price at which we sell the lesser priced stock or option. This restriction does not apply to any issuance of common stock upon conversion of currently outstanding options or the issuance of options under our equity incentive plans.


     No Integration. We have agreed not to make any offers or sales of any of our securities, other than the securities to be issued to the Investors, that would cause the current offering to the Investors to be combined with any other sale of securities for purposes of stockholder approval or registration under applicable securities laws.

     Interim Operations. From the date of signing of the purchase agreement until the closing of all transactions contemplated in the purchase agreement, we are required to conduct our business in the ordinary course, consistent with our past practice. As a result, we may not take the following actions without the prior approval of the Investors:


     - issue or agree to issue any equity securities, expect for issuances of common stock pursuant to the exercise of options previously granted or subsequently granted by us under our equity incentive plans in the ordinary course of our business;


     - adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or other reorganization;

     - alter, through merger, liquidation, reorganization or any other means, our corporate structure;


     - incur or assume any additional short- or long-term debt or issue any debt securities, except under existing lines of credit or equipment leases in the ordinary course of business; assume or otherwise become liable or responsible for the debt of others, except where it is consistent with past practice; make any loans or other advances to persons except, where it is consistent with past practice; pledge or otherwise encumber shares of capital stock of our subsidiaries or mortgage or pledge any of our material assets;



     - acquire, sell, lease or dispose of any of our material assets in any single transaction or series of transactions, except in the ordinary course of business;


     - agree to acquire or be acquired by another person or entity;

     - agree to or otherwise take any actions to do any of the foregoing.

  Other Potential Acquirors. We have agreed:

     - to immediately cease our negotiations and discussions with other potential investors regarding a number of types of transactions;


     - not to initiate any new discussions with others regarding the same, except upon our board of directors determining, on advice of legal counsel, that the failure to consider an alternative transaction would result in a breach of the board of directors' fiduciary duty to the stockholders; and



     - our board of directors may not withdraw its recommendation of the transactions or cause us to enter into a different transaction except where such failure would result in a breach of a fiduciary duty of the board of directors.


     Access to Information. We have agreed to periodically provide the Investors with financial statements regarding the results of our operations between the date of the purchase agreement and the closing date.


     Legal Fees and Expenses. We have agreed to pay the legal fees incurred by Westcliff Capital Management, LLC in an amount not to exceed $30,000.


     Securities Compliance. We have agreed to take all actions necessary to comply with federal and state securities laws applicable to the transactions.

     Conditions to the Transactions. The obligation of each Investor to effect the transactions contemplated by the purchase agreement are subject to the fulfillment, on or before the closing date, of the following conditions:

     - our representations and warranties in the purchase agreement being true and correct on the closing date;

     - our performance and compliance with all of our obligations under the purchase agreement;

     - our obtaining the consent of our stockholders and Fleet National Bank to consummate the transactions;

     - us not suffering an event that would have a material adverse effect on our financial condition, business, operating assets or results of our operations after December 13, 2000;

     - there being no actions or proceedings pending against us to prevent the closing of the transactions;

     - us delivering a compliance certificate relating to the foregoing matters;

     - all of the parties to the purchase agreement executing the registration rights agreement;

     - us delivering to each Investor an opinion of our legal counsel;


     - the Investors not being prohibited by law from purchasing our common stock and warrants; and


     - all corporate and other proceedings and certificates being satisfactory to the Investors.

     Our obligation to effect the transactions contemplated by the purchase agreement are subject to the fulfillment, on or before the closing date, of the following conditions by each of the Investors:

     - the representations and warranties made by each Investor being true and correct on the closing date;

     - each Investor having performed and complied with its obligations under the purchase agreement;

     - each Investor having obtained any and all material consents, permits or approvals that are necessary to consummate the transactions;

     - there being no actions or proceedings pending against the Investors to prevent the closing of the transactions;

     - each Investor delivering a compliance certificate relating to the foregoing matters;


     - receipt by us of an opinion from Houlihan Lokey regarding the fairness of the transaction to our stockholders from a financial point of view;


     - our stockholders approving the transaction;

     - all corporate and other proceedings and certificates from the Investors being satisfactory to us;

     - there being no legal prohibition on the sale of the shares and warrants to the Investors; and

     - each Investor purchasing the number of shares of common stock identified in the purchase agreement.

     Transfer of Securities. The common stock purchased pursuant to the purchase agreement and issuable upon conversion of the warrants, and the warrants themselves, are restricted securities that may not be transferred except in compliance with federal and state securities laws.

     Termination of the Purchase Agreement. The purchase agreement may be terminated at any time prior to the closing of the transactions, even if the issuance of the common stock has been approved by our stockholders:

     - by the Investors or us if the applicable closing conditions have not been satisfied by May 31, 2001;

     - by mutual agreement of the parties at any time;


     - by the Investors or us if the other party(ies) materially breach any representations or warranties or covenants and fail to cure the breach within 15 days; or



     - by the Investors if the average closing price of our common stock on The Nasdaq National Market over any ten consecutive trading day period is less than $0.50 per share.



     Termination Fee. Upon termination of the purchase agreement as a result of our failure to meet our obligations or the failure of Houlihan Lokey to deliver to us an opinion stating that the transactions are fair to the stockholders from a financial point of view, we are obligated to pay the legal fees incurred by Westcliff Capital Management, LLC, up to a maximum of $30,000.


  TERMS OF THE REGISTRATION RIGHTS AGREEMENT

     Registrable Securities. The securities covered by the agreement are:

     - the shares of our common stock that are sold to the Investors pursuant to the purchase agreement;

     - the shares of our common stock issuable upon exercise of the warrants that are issued to the Investors;

     - shares of our common stock previously acquired by the Investors; and

     - any of our common stock issued (or issuable on the conversion or exercise of any warrant, right or other security that is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares of our common stock referred to above.

     Mandatory Registration. The registration rights agreement provides that we will prepare and file with the Securities and Exchange Commission, within 120 days after the closing date, a registration statement on Form S-3 (or, if Form S-3 is not then available to us, on such form of registration statement that is then available to us to effect a registration of all registrable securities) for the purpose of registering under the Securities Act of 1933, as amended, all of the registrable securities for resale by the holders of the registrable securities. It further provides that:

     - we will use our best efforts to cause the registration statement to become effective as soon as practicable after we file it with the Securities and Exchange Commission;

     - we will keep the registration statement effective until the earlier of the date on which all of the registrable securities are sold or can be sold by the holders without registration in compliance with Rule 144 under the Securities Act without regard to the volume limitations imposed by Rule 144; and


     - if we do not timely satisfy our obligations under this section of the registration rights agreement, the exercise price of the warrants may be reduced. See "Terms of Warrants -- Adjustment Provisions."

     Company Registration. Company registration means the rights of the holders to include their shares in a registration statement filed by us for our own account or in a registration statement we have filed upon the request of other stockholders. We have granted the Investors unlimited company registration rights, subject to a number of conditions, including:

     - we may withdraw or terminate any registration statement initiated by us prior to its effectiveness;

     - if our offering is being underwritten, each holder requesting registration of its shares must accept the terms of the underwriting as agreed between us and our underwriter or underwriters;

     - each investor is required to enter into an underwriting agreement in customary form with the underwriter or underwriters selected by us;

     - the number of registrable securities registered will be limited to the amount that the underwriters determine, in their sole discretion, so as not jeopardize the success of our offering, but in no event may the number of securities registered for the holders under this agreement be reduced to less than a total of 20% of the total number of shares registered by us;

     - we are not obligated to register securities under this section of the registration rights agreement if the registration statement that we intend to file relates to, among other matters, securities to be offered by us: (i) under a dividend or interest reinvestment plan; (ii) under an employee benefit plan; (iii) pursuant to an acquisition of another business; (iv) for consideration other than cash; (v) pursuant to a rights offering; or (vi) relating to debt securities.

     Form S-3 Registration. The registration rights agreement also gives the holders of registrable securities the right to request the registration of their shares if a registration statement covering the securities is not in effect because we were not required to maintain the effectiveness of the mandatory registration statement discussed above. If we receive a written request from a holder of registrable securities to register the securities under the Securities Act, we are required to:

     - within five days of the receipt of a request, give notice of the proposed registration to all other holders; and

     - cause, as soon as practicable, the registrable securities to be registered for offering and sale.

     Notwithstanding the foregoing, we are not obligated to register the registrable securities under this section of the agreement if:

     - the holders propose to sell registrable securities at an aggregate price to the public of less than $1,000,000;


     - we have, within the twelve month period preceding the date of such request, already effected two registrations, either on our own initiative or at the request of the holders;



     - we furnish to the holder a certificate signed by our chief executive officer stating that, in the good faith judgment of the board of directors, it would be seriously detrimental to us and our stockholders for the registration to be effected. In this case, we will be entitled to defer the registration for a period of not more than 120 days after the receipt of the registration request. We may only delay a registration of this kind once in a twelve month period, and may not register any securities for our own account during a delay period.


     - we would be required to qualify to do business or to execute a general consent to service of process in a particular jurisdiction in order to effect the registration; or

     - if Form S-3 is not available for such offering.

     Registration if Form S-3 is Not Available. If, at any time after the mandatory registration statement is no longer effective, we receive the request from a holder of registrable securities to register the securities under the Securities Act, and we are not eligible to use Form S-3, we are required to:

     - within five days of the receipt of a request, give notice of the proposed registration to all other holders; and

     - cause, as soon as practicable, the registrable securities to be registered for offering and sale.

     Notwithstanding the foregoing, we are not obligated to register the registrable securities under this section of the registration rights agreement if:

     - the holders propose to sell registrable securities at an aggregate price to the public of less than $1,000,000;


     - we have, within the twelve month period preceding the date of such request, already effected two registrations at the request of the holders;



     - we furnish to the holder a certificate signed by our chief executive officer stating that, in the good faith judgment of the board of directors, it would be seriously detrimental to us and our stockholders for the registration to be effected. In this case, we will be entitled to defer the registration for a period of not more than 120 days after the receipt of the registration request. We may only delay a registration of this kind once in a twelve month period, and may not register any securities for our own account during a delay period; or


     - we would be required to qualify to do business or to execute a general consent to service of process in a particular jurisdiction in order to effect the registration.

     If the holders initiating the registration request intend to distribute the registrable securities by means of an underwriting, they are required to advise us of this fact and we are required to advise the other holders of registrable securities of the same. The underwriter will be selected by a majority of the shares held by the holders that are making the request to be registered. The underwriter must also be reasonably acceptable to us.


     If the registrable securities are to be sold by an underwriter, the right of any holder to include his, her or its registrable securities in the registration is conditioned upon each holder's participation in the underwriting and the inclusion of each holder's registrable securities in the underwriting. If the underwriter determines that, based on marketing factors, it needs to reduce the number of shares included it the registration statement, the number of shares registered shall be reduced by the amount that the underwriter determines. Each holder shall have the number of shares to be registered reduced pro rata. We may not limit the number of shares registered for the account of the requesting holders until we have eliminated any other shares that we are attempting to register.


     Obligations. Whenever we are required to effect a registration statement under the registration rights agreement, we are required to, among other matters:

     - keep the registration statement effective for a period of not less than 90 days, or, if less, until the distribution of the registrable shares has been completed;

     - file any supplements to the registration statement or prospectus required by law;

     - furnish selling securityholders with prospectuses;

     - use commercially reasonable efforts to register and qualify the securities with any other jurisdictions that may be required;


     - enter into and perform our obligations under any underwriting agreement, in the event of an underwritten public offering;


     - notify each holder of registrable securities covered by a registration statement of any changes in the accuracy of the information contained in any prospectus;


     - use commercially reasonable efforts to cause all registrable securities registered under the registration rights agreement to be listed on each securities exchange on which our other securities of the same class are then listed;

     - provide a transfer agent and registrar for all registrable securities registered under the registration rights agreement, and a CUSIP number for all of the securities; and

     - provide the underwriters, if any, with documentation customarily required in underwritten public offerings.


     Limitations on Registration Rights. We may from time-to-time delay the filing or effectiveness of a registration statement, or suspend the effectiveness of a registration statement if:


     - we determine that the information required to be included in the financial statements comprising any portion of the registration statement is not yet available; or

     - we are engaged in any activity or transaction that we desire in good faith to keep confidential for business reasons, and we determine that the public disclosure requirements imposed on us by applicable securities laws in connection with the registration statement would require the disclosure of the information.

     After a period of ten days, we are required to take such actions as may be necessary to cause the registration statement to become effective. If, after the suspension, the prospectus forming a part of the registration statement is amended, we are obligated to provide the holders with an updated prospectus.


     If, during a twelve month period, we suspend the effectiveness of the mandatory registration statement for more than ten days, then, on the eleventh day of the suspension, the exercise price of the warrants issued to the Investors pursuant to the purchase agreement will be reduced by $0.05 per share. On the first day of suspension of any additional suspension during the same twelve month period, the exercise price of the warrants may be reduced by an additional $0.05 per share. For each 10-day period of suspension beyond a 10-day suspension or beyond the first day of an additional suspension, the exercise price of the warrants will be reduced by an additional $0.05 per share. Upon the occurrence of these events, the exercise price of the warrants will be reduced by an amount calculated by multiplying $0.05 times a fraction, the numerator of which is the number of trading days during which the registration statement was suspended and the denominator of which is 10. These adjustment provisions are in addition to, and not in lieu of, the adjustment provisions contained the warrants, as more fully described below.


     Expenses. In general, we will bear all the expenses of the registration, other than any fees and disbursements of the underwriters that are customarily borne by selling stockholders and all underwriting discounts, commissions, and transfer taxes relating to the securities sold by the Investors.


     Indemnification. We have agreed to indemnify the Investors against any losses, including fees and expenses, that may arise out of an untrue statement or an omission of a material fact in any registration statement, other than untrue statements that were provided in writing to us by the Investors or omissions of material facts from statements provided in writing to us by the Investors for inclusion in the registration statement. Each Investor, severally and not jointly, has agreed to indemnify us and any underwriters participating in a registration against any losses that may arise out of an untrue statement that was provided in writing by the Investor or omissions of material facts from statements provided in writing by the Investor for inclusion in a registration statement. The amounts owed by the Investors under this indemnification obligation are limited to the net proceeds that the Investors received from the sale of securities under the registration statement.


     Transferability of Registration Rights. The rights contained in the agreement may be assigned (but only with all related obligations) by a holder of registrable securities to a transferee or assignee of such registrable securities if such transferee:

     - is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a holder;


     - is an entity controlling, controlled by or under common control with, or under common investment management with, a holder, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the holder;

     - is a transferee or assignee of at least 300,000 registrable shares (as adjusted for stock splits, combinations, dividends and the like) if, immediately prior to the stock transfer, the assignee is an affiliate of, or was under common investment management with, the holder; or


     - is a transferee or assignee of at least 1,000,000 registrable shares.

     Termination of Registration Rights. A holder's registration rights will terminate upon the holder owning less than 100,000 registrable shares.

  TERMS OF THE WARRANTS

     General Terms. As described above, at the closing, we will issue warrants to purchase an additional 2,000,000 shares of our common stock. Each warrant has an initial exercise price of $1.20 per share. The exercise price may be decreased if we do not timely satisfy our obligations under the registration rights agreement, as more fully described below. The exercise price may also be reduced if we suspend the effectiveness of the mandatory registration statement, as described above. See "Terms of Registration Rights Agreement -- Limitations on Registration Rights." Each warrant may be exercised in whole or in part at any date after the closing and before the tenth anniversary of the closing date.


     Exercise of Warrants. In order receive shares of our common stock, the holder of a warrant must surrender the warrant to us and must pay us an amount equal to the number of shares of stock the holder desires to purchase times the exercise price, except as described in the paragraph below. If a warrant is partially exercised, we will issue a new warrant to the holder representing the balance of the shares available under the warrant. No fractional shares will be issued. If, upon the exercise of a warrant, a fraction of a share results, we will pay the holder an amount in cash equal to the amount of the fraction multiplied by the fair market value of a share of our common stock.


     The warrant also contains a net exercise provision that permits the holder to obtain shares of our common stock without paying any additional consideration if the fair market value of our common stock is greater than the exercise price of the warrant. This net exercise provision is automatically triggered if we merge or sell all of our assets and, as a result of the transaction, holders of our common stock receive cash or property that has a greater value than the exercise price of the warrant.


     Issuance of Stock. A warrant is deemed to have been exercised immediately prior to the close of business on the date that the holder surrenders the warrant to us, and the holder is entitled to be treated as a stockholder of record as of the date of surrender. In the event that a warrant is automatically exercised in connection with our merger or sale of assets, the holder will be deemed to be a stockholder of record as of the date immediately prior to the merger or sale. The warrant also contains customary representations regarding the common stock that is to be issued upon the exercise of the warrants.


     Adjustment Provisions. The number of shares issuable upon exercise of a warrant and the exercise price of a warrant is subject to adjustment from time to time, under the following circumstances:

     - the warrant price and the number of shares underlying a warrant will be each proportionately adjusted to reflect the occurrence of any stock dividend, stock split, reverse stock split, combination of shares or other similar events affecting the number of outstanding shares of our common stock;

     - if we issue a dividend or other distribution to our stockholders in the form of our securities or assets, then, when the holder of a warrant exercises the warrant, he, she or it will receive, in addition to the shares of common stock that he, she or it is otherwise entitled to receive upon the exercise of the warrant, the securities or such other assets that the holder would have received if he, she or it had exercised the warrant prior to the dividend or distribution;


     - if we reorganize or, merge with or sell substantially all of our assets to another company, the holder may receive, in lieu of the stock or other property receivable upon exercise of a warrant, the stock or other property that the holder would have received if he, she or it had exercised the warrant prior to the consummation of the reorganization, merger or sale of assets;


     - if we do not file a registration statement (registering the common stock issuable under the purchase agreement or upon exercise of the warrants) with the Securities and Exchange Commission on or before 120 days after the closing of the purchase agreement, the exercise price of each warrant will be reduced by $0.05;

     - if the registration statement is not declared effective by the Securities and Exchange Commission within 150 days after the date of the closing of the purchase agreement, the exercise price will be reduced by $0.05; and

     - at the end of each thirty-day period after the 150-day effectiveness deadline, if the registration statement has not yet been declared effective, the exercise price will be reduced by an additional $0.05. If the registration statement is declared effective during a thirty-day period, the amount by which the exercise price is reduced is determined by multiplying $0.05 by a fraction, the numerator of which is the number of days during the thirty-day period before the date on which the registration statement is declared effective, and the denominator of which is thirty.

     No Rights or Liabilities as Stockholder. The warrant does not, by itself, entitle the holder to any voting rights or other rights that our stockholders have.

     Transfer. A warrant may be transferred or assigned by the holder, in whole or in part, if the holder (i) gives written notice to us prior to the transfer and (ii) delvers to us, upon our reasonable request, a written opinion of holder's counsel that the transfer does not require registration or qualification under applicable state or federal securities laws.

NO APPRAISAL RIGHTS

     Under Delaware law, stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale of the common stock and warrants to the Investors.

VOTE REQUIRED


     The affirmative vote of the holders of a majority of the shares casting votes on Proposal 2 is required to approve the sale of the common stock and issuance of the warrants. IF PROPOSAL 2 IS NOT APPROVED, THE EQUITY INVESTMENT WILL NOT BE CONSUMMATED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL 2, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


     THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

             APPROVAL OF ONE-FOR-FOUR REVERSE STOCK SPLIT PROPOSAL

GENERAL

     We are seeking approval to effect a decrease in the number of issued and outstanding shares of our common stock by means of a reverse stock split at a ratio of 1:4, that is, one (1) share for four (4) shares, and to proportionately decrease authorized shares of our common stock.


     If the stockholders approve Proposal 3, the board of directors will cause a certificate of amendment to be filed with the Secretary of State of the State of Delaware after the amendment described in Proposal 1 is filed and the transactions described in Proposal 2 have closed. The one-for-four reverse stock split and the proportionate decrease in the number of authorized shares of our common stock and preferred stock will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware without further action by us or our stockholders. A form of the relevant article to be included in the certificate of amendment is attached to this proxy statement as Annex F.


REASONS FOR THE REVERSE STOCK SPLIT


     The reverse stock split is being proposed to maintain the eligibility of our common stock for listing on The Nasdaq National Market and to increase our common stock's attractiveness to potential investors. In order to maintain our listing on The Nasdaq National Market, the minimum daily closing bid price per share of our common stock must be $1.00 or greater. On January 18, 2001, Nasdaq notified us that our common stock had failed to maintain a minimum closing bid price greater than or equal to $1.00 for 30 consecutive trading days.

The failure to comply with this requirement for continued listing on The Nasdaq National Market subjects our common stock to possible delisting. Based on recent trading prices, we anticipate that, if we effect the reverse stock split, our common stock will trade higher than $1.00 per share. If Proposal 3 is not approved, it is possible that our common stock will cease to be listed and traded on The Nasdaq National Market. Such delisting would significantly and adversely affect the trading in and liquidity of the common stock.



     The board of directors is also seeking the authority to effect the reverse stock split because it hopes that the resulting anticipated increased price level will encourage interest in the common stock and possibly promote greater liquidity for our stockholders. Various brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with low-priced stocks. In addition, the current price per share of our common stock may result in individual stockholders paying higher per-share transaction costs because fixed-price brokers' commissions represent a higher percentage of the stock price on lower priced stock than fixed-price commissions on a higher priced stock.



     While our board of directors believes that our common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is four times the market price of the common stock prior to the reverse stock split. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade could cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock. We cannot offer any assurance that our common stock will continue to meet The Nasdaq National Market continued listing requirements following the reverse stock split. The market price of our common stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.


EFFECTS OF THE PROPOSED AMENDMENT


     The principal effect of the reverse stock split would be to decrease the number of issued and outstanding shares of common stock from 20,645,370 shares (based on outstanding share information as of April 3, 2001 and including the shares to be issued to the Investors as described in Proposal 2) to approximately 5,161,342 shares. The reverse stock split will not be dilutive to our earnings per share or book value per share. Upon effectiveness of the amendment, every four (4) issued and outstanding shares of common stock will, simultaneous with the effectiveness of the amendment and automatically and without any action on the part of the stockholders, be converted into and reconstituted as one (1) share of common stock. The amendment will also decrease the amount of authorized shares of common stock proportionately from, assuming that Proposal 1 is approved, 35,000,000 to 8,750,000 shares. The amendment will not affect a stockholder's proportionate equity interest or the relative rights, preferences or priorities a stockholder is currently entitled to, except for minor differences resulting from adjustments for fractional shares as described below.


     Under Delaware law and under our certificate of incorporation, as amended, and our bylaws, dissenting stockholders have no appraisal rights in connection with the reverse stock split. Our board of directors may make any and all changes to the form of certificate of amendment that it deems necessary in order to file the certificate of amendment with the Secretary of State of the State of Delaware and to give effect to the reverse split under Delaware law.

     If Proposal 3 is approved and the amendment becomes effective, the number of shares of common stock subject to stock options granted to our directors, officers and employees under our stock option plans and the per share exercise or conversion price of these options will automatically be proportionately adjusted for the reverse stock split so that the aggregate exercise and conversion prices thereunder remain unchanged. Accordingly, the number of shares of common stock authorized for future issuances under our 2000 Equity Incentive Plan will also be proportionately adjusted, pursuant to the terms of this plan once the amendment is effective.

     In addition, we have issued warrants to certain investors to purchase shares of our common stock. If Proposal 3 is approved and the amendment becomes effective, the exercise price of the warrants and, accordingly, the number of shares of common stock issuable upon exercise of the warrants will be proportionately adjusted, as specified in the documents governing such warrants.

     The reverse stock split is likely to result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.

EFFECTIVE DATE


     The amendment will be effective as of the date and time that is stated in the certificate of amendment that is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. If the amendment is approved by the stockholders, the reverse stock split will be effective simultaneously with the amendment becoming effective.


EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     If Proposal 3 is approved by the requisite vote of our stockholders, the exchange of our shares of common stock will occur on the date that we file the amendment with the Secretary of State of the State of Delaware without any further action on the part of our stockholders and without regard to the date that any stockholder physically surrenders the stockholder's certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the amendment, our transfer agent, U.S. Stock Transfer Corporation, will mail transmittal forms to each holder of record of certificates formerly representing shares of our common stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of our common stock the holder is entitled to receive as a consequence of the reverse split.

     After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of our common stock and will receive in exchange therefor certificates representing the number of shares of our common stock to which the holder is entitled. The transmittal form will be accompanied by instructions specifying other details of the exchange. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. In connection with the reverse stock split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.


     In the event that the number of shares of post-split common stock for any stockholder includes a fraction, we will pay that stockholder, in lieu of the issuance of fractional shares, a cash amount (without interest) equal to the fair market value of fractions of shares which would otherwise result from the reverse stock split, based upon the closing price of our common stock as reported on The Nasdaq National Market on the day preceding the effective date of the amendment. This cash payment represents merely a mechanical rounding off of the fractions in the exchange, and is not a separately bargained-for consideration. Similarly, no fractional shares will be issued on the exercise of our warrants and options, as specified in the documents governing our warrants and options.



     As soon as practicable after the amendment is effective, our transfer agent will mail to each of our stockholders instructions and other necessary materials to inform them of the procedure to surrender and exchange pre-split share certificates. After a stockholder receives the instructions, he, she or it should surrender the certificates representing pre-split shares of common stock. Upon surrender, the stockholder will receive new certificates representing the whole number of shares of post-split common stock to which the stockholder is entitled and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND IN CERTIFICATES REPRESENTING OUR COMMON STOCK UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.


     As of the effective date of the amendment, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the amendment is effective, until that stockholder surrenders and exchanges their certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders and exchanges their certificates.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material anticipated federal income tax consequences of a one-for-four reverse stock split of our issued and outstanding shares of common stock, and the proportionate decrease in our authorized shares of common stock and preferred stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, judicial decisions and current administrative rulings, authorities and practices, all as amended and in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described below. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested or will be requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

     We believe that the reverse stock split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the reverse stock split. In addition, our stockholders should not recognize any gain or loss if they receive only common stock upon the reverse stock split. If a stockholder receives cash in lieu of a fractional share of common stock that otherwise would be held as a capital asset, the stockholder generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the stockholder's basis in the fractional share. For this purpose, a stockholder's basis in the fractional share of common stock will be determined in the manner described below as if the stockholder actually received the fractional share. However, under unusual circumstances, cash received in lieu of a fractional share might possibly be deemed a dividend. The stockholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of cash in lieu of a fractional share of common stock.

     We further believe that a stockholder's aggregate basis of his, her or its post-split shares of common stock will equal his, her or its aggregate basis in the pre-split shares of common stock owned by that stockholder that are exchanged for the post-split shares of common stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis. However, if a stockholder has used the specific identification method to identify his, her or its basis in pre-split shares of common stock surrendered in the reverse stock split, the stockholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split common stock received by a stockholder will generally include the stockholder's holding period for the shares of pre-split common stock with respect to which post-split shares of common stock are issued, provided that the shares of pre-split common stock were held as a capital asset on the date of the exchange.

ACCOUNTING EFFECTS OF THE REVERSE STOCK SPLIT


     Following the effective date of the reverse stock split, the par value of our common stock will remain at $0.01 per share. The number of outstanding shares of common stock will be reduced by approximately 75%, taking into account such additional decrease resulting from our repurchase of fractional shares that otherwise would result from the reverse stock split. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in our financial statements will be restated to reflect the reverse stock split for all periods presented in our future filings, after the effective date of the amendment, with the Securities and Exchange Commission and The Nasdaq National Market. Stockholders' equity will remain unchanged.


REQUIRED VOTE

     The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the meeting is required to approve the reverse stock split. IF PROPOSAL 3 IS NOT APPROVED, THE PROPOSAL WILL NOT BE IMPLEMENTED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL 3, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2001, by:

     - each person or group of affiliated persons who we know owns beneficially 5% or more of our common stock;

     - each of our directors;

     - each of our executive officers; and

     - all of our directors and executive officers as a group.

     Percentage of ownership is calculated as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table below includes the number of shares underlying options that are exercisable within 60 days from March 1, 2001.


                                                               AMOUNT AND NATURE OF      PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(2)    OF CLASS
          ---------------------------------------             -----------------------    --------
D.C.H., L.P. ...............................................         1,430,760(3)          11.3%
  450 Newport Center Drive
  Suite 450
  Newport Beach, CA 92660
Paul J. Schupf Associates...................................           793,400(4)           6.3%
  P.O. Box 179, 27 Payne Street
  Hamilton, NY 13346
John E. Martin(5)...........................................         1,258,533(6)           9.3%
Timothy J. Ryan(7)..........................................           636,034(8)           5.0%
Paul C. Heeschen............................................         1,928,946(9)          15.2%
Martin R. Diedrich..........................................           662,107(10)          5.2%
Lawrence Goelman............................................           122,700(11)          1.0%
Peter Churm.................................................            55,000(12)            *
J. Michael Jenkins(13)......................................                 0(14)            *
Matthew McGuinness..........................................            35,000(15)            *
Carl Mount..................................................             6,667(16)
All directors and executive officers as a group (14
  persons)..................................................         2,904,838(17)         22.4%


---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the address of each person in this table is c/o Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, California 92612.

 (2) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of March 1, 2001 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

 (3) Mr. Heeschen, one of our directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership.

 (4) As reported on Schedule 13G, filed with the Securities and Exchange Commission on January 17, 2001.

 (5) Mr. Martin resigned as our Chairman of the Board on February 14, 2001.

 (6) Includes 850,000 shares subject to options that are exercisable within 60 days.

 (7) Mr. Ryan resigned as our Chief Executive Officer on September 26, 2000.

 (8) Includes 606,667 shares subject to options that are exercisable within 60 days.

 (9) Includes 1,430,760 shares beneficially owned by D.C.H., L.P., 246,317 shares beneficially owned by Redwood Enterprises VI, L.P. and 193,500 shares beneficially owned by Sequoia Enterprises, L.P. Mr. Heeschen is the sole general partner of each of these partnerships with voting and investment power as to all of such shares. Also includes 7,369 shares owned personally by Mr. Heeschen, 20,000 shares held personally by Mr. Heeschen subject to options that are exercisable within 60 days and 31,000 shares held by the Palm Trust, of which Mr. Heeschen is a trustee with shared voting and investment power as to all of such shares.

(10) Includes 7,000 shares subject to options that are exercisable within 60 days.

(11) Includes 110,000 shares subject to options that are exercisable within 60 days. This number does not include the 85,000 shares subject to warrants held by the Virginia R. Cirica Trust. Ms. Cirica is Mr. Goelman's wife. Mr. Goelman disclaims any beneficial interest in the Virginia R. Cirica Trust, except to the extent to which Mr. Goelman is a contingent beneficiary under the terms of that trust.

(12) Includes 35,000 shares subject to options that are exercisable within 60 days.


(13)On September 27, 2001, Mr. Jenkins joined Diedrich Coffee as President and Chief Executive Officer. Prior to joining Diedrich Coffee, Mr. Jenkins was hired by Boston Chicken, Inc. as CEO by the board of directors. Mr. Jenkins successfully addressed the operational problems of Boston Chicken and completed a sale of the company to McDonald's in connection with a reorganization proceeding. Prior to Boston Chicken, he served as CEO of T.G.I. Friday's, Metromedia Steakhouses, El Chico Restaurants and Vicorp Restaurants. He was hired by each of these companies during times of operational and financial difficulties and, in each case, the operations and financial condition of these companies improved.



(14) On September 22, 2000, we entered into the Stock Option Plan and Agreement with Mr. Jenkins, whereby we granted Mr. Jenkins options to purchase 500,000 shares of our common stock at an option exercise price per share of $1.75. The options vest in four equal installments on each of the first four anniversary dates of the agreement. Since none of these options are exercisable within 60 days, Mr. Jenkins is not yet deemed to beneficially own any of these shares.



(15) Includes 25,000 shares subject to options that are exercisable within 60 days.



(16) Includes 6,667 shares subject to options that are exercisable within 60 days.



(17) Excludes the 1,894,567 shares beneficially owned in the aggregate by Messrs. Martin and Ryan who were no longer directors or executive officers of Diedrich Coffee on March 1, 2001. Includes 303,085 shares subject to options that are exercisable within 60 days.


                           2001 STOCKHOLDER PROPOSALS

     Stockholders who wish to include proposals for action at our 2001 Annual Meeting of Stockholders in the annual meeting proxy statement and proxy card must cause their proposals to be received in writing by us at our address set forth on the first page of this proxy statement no later than June 27, 2001. Such proposals should be addressed to our Secretary, and may be included in the annual meeting proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                          By order of the board of directors,

                                          /s/ Martin R. Diedrich

Dated: April 10, 2001                     Martin R. Diedrich

                                          Secretary and Vice Chairman of the
                                          Board

                                                                         ANNEX A

                   FORM OF AMENDED AND RESTATED ARTICLE IV OF
              DIEDRICH COFFEE, INC.'S CERTIFICATE OF INCORPORATION

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common" and "Preferred"; the total number of such shares shall be thirty-eight million (38,000,000); the total number of Common shares shall be thirty-five million (35,000,000), each having a par value of one cent ($.01); and the total number of Preferred shares shall be three million (3,000,000), each having a par value of one cent ($.01).

     The Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred shares, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                                                                         ANNEX B

                             DIEDRICH COFFEE, INC.

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of March 14, 2001, by and among Diedrich Coffee, Inc., a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors attached hereto as Exhibit D (each, an "Investor" and collectively, the "Investors").

     WHEREAS, the Company desires to issue and sell eight million (8,000,000) shares of its authorized but unissued shares of common stock (the "Shares") pursuant to the terms of this Agreement;

     WHEREAS, the Company desires to issue and sell warrants, in substantially the form attached hereto as Exhibit A, to purchase two million (2,000,000) shares of common stock (the "Warrants") pursuant to the terms of this Agreement; and

     WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, the Shares and Warrants on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

     1. Purchase and Sale of the Shares and Warrants.

        1.1 Issuance and Sale of Shares and Warrants. Subject to the terms and conditions hereof, each Investor agrees, severally but not jointly, to purchase, and the Company agrees to issue and sell to each such Investor, at the Closing (as defined in Section 1.2): (i) the number of Shares of common stock set forth opposite the name of such Investor on the Schedule of Investors at a purchase price of $0.75 per share, and (ii) Warrants to purchase the number of shares of common stock set forth opposite the name of such Investor on the Schedule of Investors attached hereto as Exhibit D. The total purchase price payable by each Investor for the number of Shares and Warrants that such Investor is hereby agreeing to purchase is set forth opposite the name of such Investor under the heading "Aggregate Investment Amount" on the Schedule of Investors. The aggregate purchase price payable by the Investors to the Company for all of the Shares and Warrants is $6.0 million.

        1.2  Closing; Delivery.

           (a) Closing. Upon satisfaction of the conditions set forth in Sections 5 and 6, the closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Shartsis, Friese & Ginsburg LLP, 18th Floor, One Maritime Plaza, San Francisco, CA 94111, on April 30, 2001 (the "Closing Date"), at 3:00 p.m., or at such other time and place as the parties may agree (the "Closing").

           (b) Delivery at the Closing. Subject to the terms of this Agreement, at the Closing the Company will deliver to each Investor listed on the Schedule of Investors: (1) a single stock certificate representing the number of Shares of common stock set forth opposite the name of such Investor on the Schedule of Investors under the heading "Shares of Common Stock"; and (2) a Warrant to purchase the number of shares of common stock set forth opposite the name of such Investor on the Schedule of Investors under the heading "Shares of Common Stock Issuable On Exercise of the Warrant" against payment of the purchase price of the Shares and Warrants purchased by each such Investor set forth opposite the name of such Investor on the Schedule of Investors under the heading "Aggregate Investment Amount" by wire transfer of immediately payable funds to such account or accounts as the Company shall designate in writing.

     2. Representations, Warranties and Agreements of the Company. For purposes of this Section 2, all references to the "Company" in Sections 2.1(a), 2.5, 2.7, 2.8, and 2.10 - 2.20 shall be deemed to be a reference to the Company and its significant subsidiaries listed on Schedule 2.0. The Company hereby represents and warrants to each Investor that except as set forth on the schedules attached hereto (each

Section of which qualifies the correspondingly numbered representation and warranty) and except as set forth in any report, schedule, form, statement and other document filed by the Company with the Securities and Exchange Commission on or before the date hereof (together with other documents that revise or supersede earlier filed documents, the "SEC Reports"):

        2.1  Organization; Standing and Power.

           (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as presently conducted and (iii) is duly qualified and in good standing to do business as a foreign corporation in each and every jurisdiction where its assets are located and wherever such qualification is necessary to carry out its business and operations, except where the failure to so qualify or be in good standing would not have a material adverse effect on the financial condition, business, operations, assets or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

           (b) The Company has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under this Agreement, the Registration Rights Agreement (as defined in Section 5.6) and Warrants (collectively, the "Related Documents").

           (c) Substantially all of the Company's assets and liabilities are owned by or the obligation of the Company or the significant subsidiaries listed on Schedule 2.0.

        2.2 Capitalization; Reserved Stock, Preemptive Rights. The total authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock, of which 12,645,370 shares of common stock are issued and outstanding as of March 8, 2001, and (ii) 3,000,000 shares of preferred stock, of which no shares are outstanding as of the date hereof. All issued and outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws. Except for (a) the 3,644,000 shares of common stock reserved for issuance on conversion of options or other equity incentives which are outstanding or reserved for issuance under the Company's equity incentive plans which are listed on Schedule 2.2, (b) the 920,000 shares of common stock reserved for issuance on the exercise of outstanding warrants and
(c) the two million (2,000,000) shares of common stock that will be reserved for issuance on exercise of the Warrants at or before the Closing, no other shares have been reserved for issuance and, except for options and warrants described in clauses (a), (b) and (c) above, there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of its capital stock or any securities convertible into or exchangeable for its capital stock. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the certificate of incorporation or bylaws of the Company or by agreement or otherwise. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the certificate of incorporation of the Company, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable against the Company and in accordance with all applicable laws, rules and regulations.

        2.3  Authorization; No Conflict and Binding Obligation.

           (a) The execution and delivery by the Company of this Agreement, the other Related Documents, the performance of the Company's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including the issuance and delivery of the Shares, Warrants and the shares of common stock issuable on exercise of the Warrants (collectively referred to herein as the "Securities")) have been duly authorized by all necessary corporate action on the part of the Company, subject to stockholder approval as described in Section 4.4, and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement and the other Related Documents: (i) violate any provision of the certificate of incorporation or bylaws of the Company, (ii) violate any law or any governmental rule or regulation applicable to the Company, or (iii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Company pursuant to the provisions of any contract, indenture, agreement or other instrument to which the Company is a party or by which its assets or property is bound, except, in the case of clauses (ii) and (iii), where such violation, conflict, breach or default would not have, individually or in the aggregate, a Material Adverse Effect. The Company is not required to obtain any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement (including the issuance and delivery of the Securities) or the other Related Documents, other than (i) approval of the Board of Directors of the Company, which has been obtained, (ii) approval of the stockholders of the Company, (iii) the filing of an amended Certificate of Incorporation for the Company with the Delaware Secretary of State, which amendment will increase the number of authorized shares of common stock of the Company, (iv) the filing of the additional stock listing application with Nasdaq, (v) the filing of the Form D and any applicable state securities law filings, and (vi) the filing of the Form S-3 with the Securities and Exchange Commission (the "SEC") and Nasdaq which filing or filings, as the case may be, will be made in accordance with applicable laws and regulations. In addition to the foregoing, set forth on Schedule 2.3 are all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like necessary for consummation of the transactions contemplated by this Agreement and the other Related Documents that are required to be obtained by the Company. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby.

           (b) The Agreement has been duly executed and delivered by the Company, the other Related Documents, when executed by the Company, shall be duly executed and delivered by the Company, and each of the Agreement and the other Related Documents (on their execution) is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

           (c) The Shares being purchased hereunder, when issued, sold, paid for and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws or restrictions imposed by agreement with the Investors or restrictions created by the Investors). The shares of common stock issuable on exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act and state securities laws or restrictions imposed by agreement with the Investors or restrictions created by the Investors).

        2.4 Securities Law Exemption. Assuming the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

        2.5 Non-contravention. The Company is not in violation or breach of or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, except for violations, breaches or defaults that do not have, individually or in the aggregate, a Material Adverse Effect. Each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        2.6  SEC Reports.

           (a) The Company has timely filed all SEC Reports with the SEC since March 1, 2000. The Company has delivered or made available to the Investors true and complete copies of the SEC Reports. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. The Company is currently eligible to file a registration statement on Form S-3 with respect to outstanding shares of its common stock to be offered for sale for the account of any person other than the Company.

           (b) None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Report.

        2.7 Litigation. All actions, suits, arbitrations or other proceedings or, to the Company's knowledge, investigations pending or threatened against the Company required to be disclosed in the SEC Reports under the Exchange Act, are disclosed in the SEC Reports. There is no action, suit, proceeding or, to the Company's knowledge, investigation that questions this Agreement or the other Related Documents or the right of the Company to execute, deliver and perform under same.

        2.8 Financial Statements. The financial statements of the Company included in the SEC Reports (a) complied as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared (i) in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC), (ii) on a consistent basis for all periods presented (except as may be indicated in the notes thereto), and (iii) in accordance with the books and records of the Company, (c) are complete and correct in all material respects, and (d) fairly present in all material respects the financial condition of the Company as at said dates, and the results of operations and cash flows for the periods stated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        2.9 Use of Proceeds. The net proceeds from the sale of the Shares and Warrants shall be used solely for the following: (a) up to $2.0 million shall be used by the Company for working capital purposes and (b) the remainder shall be used to repay indebtedness under a term loan with Fleet National Bank. The proceeds from the sale of the Shares and Warrants may not be used to redeem, repurchase or otherwise acquire any shares of preferred stock, common stock or other equity securities issued by the Company.

        2.10 Intellectual Property. The Company owns, or has the contractual right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted, including, without limitation, all trade secrets, trademarks, service marks, trade names, logos, brands, copyrights, franchises, domain names and permits (all such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect. To the knowledge of the Company, the Company has not received any written communications alleging that the Company has violated or, by conducting its business presently conducted, violates any intellectual property rights of any other person or entity.

        2.11 Title to Property and Assets. The Company has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect. With respect to property leased by the Company, to the knowledge of the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the provisions of such leases.

        2.12 Compliance with Laws. Except as to representations previously made in Section 2.6 with respect to compliance with securities laws, the Company is not in violation of any laws, rules, regulations, orders, judgments or decrees that are applicable to the Company, the conduct of its business as presently conducted, and the ownership of its property and assets (including, without limitation, all Environmental Laws (as defined below) and laws related to occupational safety, health, wage and hour, and employment discrimination), and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. "Environmental Laws" means all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination, pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. "Hazardous Materials" means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

        2.13 Licenses and Permits. The Company has obtained and maintains all federal, state and local licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

        2.14 Changes. Since December 13, 2000, the Company has operated its business diligently and in the ordinary course of business and, to the knowledge of the Company, there has not been, or the Company has not (as the case may be):

           (a) any Material Adverse Effect, except that the Company continues to incur losses;

           (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

           (c) any waiver or compromise by the Company of a valuable right or of a material debt owed it;

           (d) sold, encumbered, assigned or transferred any material assets or properties of the Company, other than in the ordinary course of business;

           (e) incurred any liability, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material to the financial condition, business, operations, assets or results of operations of the Company and its subsidiaries, taken as a whole;

           (f) created, incurred, assumed or guaranteed any indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the financial condition, business, operations, assets or results of operations of the Company and its subsidiaries, taken as a whole;

           (g) declared, set aside or paid any dividends or made any other distributions in cash or property on the Company's capital stock;

           (h) directly or indirectly redeemed, purchased or otherwise acquired any shares of capital stock of the Company;

           (i) suffered any resignation or termination of employment of any key officers or employees;

           (j) except in the ordinary course of business of the Company, materially increased the compensation payable or to become payable by the Company to any of its officers, employees or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers, employees or directors;

           (k) made any direct or indirect loan to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

           (l) changed any agreement to which the Company is a party which would have a Material Adverse Effect; or

           (m) entered into any agreement or commitment to do any of the things described in this Section 2.14.

        2.15 Employee Benefit Plans. All "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company has any liability or obligation, contingent or otherwise, comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. To the Company's knowledge, the Company has not incurred any liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, or in the imposition of any lien on any of the rights, properties or assets of the Company pursuant to ERISA or to such penalty or excise tax provisions of the Code. The Company does not maintain or contribute to, and has not maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

        2.16 Taxes. The Company has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three years, examined or informed the Company it is in the process of examining any such tax returns and reports. The provision for taxes of the Company, as shown on the financial statements included in the most recent SEC Report, is adequate for taxes due or accrued as of the date thereof and since that date the Company has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns. The Company has not elected, pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

        2.17 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

        2.18 Employees. The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

        2.19 Material Contracts. All contracts, agreements or other documents filed with or required to be filed as exhibits to the SEC Reports to which the Company therein is a party or by which it may be bound have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the agreements, contracts or other documents of which they purport to be copies. The Material Contracts are valid and in full force and effect as to the Company, and, to the Company's knowledge, to the other parties thereto. Except as otherwise disclosed herein, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement or the other Related Documents, (b) have a Material Adverse Effect, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement or the other Related Documents. To the Company's knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its certificate of incorporation, as amended, bylaws or other governing documents that would have a Material Adverse Effect.

        2.20 Customers and Suppliers. No customer or supplier that was material to the Company during the previous twelve months, has terminated, materially reduced or threatened to terminate or material reduce its purchases from or provision of products or services to the Company.

        2.21 Brokers and Finders. Except for Houlihan Lokey Howard and Zukin, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection herewith and therewith.

        2.22 Nasdaq National Market. The Company's common stock is listed on the Nasdaq National Market System, and, Investors are aware that there are currently proceedings to suspend or revoke such listing, as described on
Schedule 2.22.

        2.23 Disclosure. This Agreement, Schedules and Exhibits hereto, the other Related Documents, and all other documents delivered to the Investors in connection herewith or therewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that has not been disclosed to the Investors in this Agreement (including the Schedules and Exhibits hereto), the other Related Documents, the SEC Reports or any other documents delivered to the Investors in connection herewith or therewith at the Closing.

        2.24 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any past issuance of the Company's securities for purposes of the Securities Act or any applicable rules of Nasdaq.

     3. Representations and Warranties of each Investor. Each Investor, severally but not jointly, represents and warrants to the Company that:

        3.1 Investment Intent. The Investor is acquiring the Securities pursuant to this Agreement with its own funds for its own account and not as a nominee or agent for the account of any other person. No other person has any interest, beneficial or otherwise, in any of the Securities to be purchased by the Investor. Except as provided herein, the Investor is not obligated to transfer any Securities to any other person, nor does the Investor have any agreement or understanding with any other person to do so. The Investor is purchasing the Securities for investment purposes and not with a view to the sale or distribution of any Securities, by public or private sale or other disposition, and the Investor has no intention of selling, granting any participation in or otherwise distributing or disposing of any of the Securities. Except as set forth on Schedule 3.1, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person, with respect to any of the Securities. The Investor does not intend to subdivide or transfer to any other person the Securities acquired by the Investor herewith. Notwithstanding the foregoing, the disposition of the Investor's property shall be at all times within the Investor's own control, and the Investor's right to sell or otherwise dispose of all or any part of the Securities purchased by it pursuant to an effective registration statement under the Securities Act or under an exemption under the Securities Act shall not be prejudiced. Nothing herein shall prevent the distribution of any Securities to any member, partner or stockholder, former member, partner or stockholder of the Investor in compliance with the Securities Act and applicable state "blue sky" laws.

        3.2 No Public Offering. The Investor is able to bear the economic risk of its investment in the Securities. The Investor is aware that it must be prepared to hold the Securities for an indefinite period and that the Securities have not been, and when issued will not be, registered under the Securities Act or registered or qualified under any state securities law, on the ground that the Securities are being issued by the Company without any public offering within the meaning of Section 4(2) of the Securities Act. The Investor understands that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein.

        3.3 Receipt of Information. The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor has had an opportunity to discuss the terms and conditions of the offering of the Securities and the Company's business, management and financial affairs with the Company's management and to obtain additional information necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The Investor is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by any person not previously known to the Investor in connection with investments in securities generally.

        3.4 Securities will be "Restricted Securities". The Investor understands that the Securities (and any common stock issued on the conversion thereof) will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, that the Securities may not be sold, transferred or otherwise disposed of and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor understands and agrees that, except as provided herein and in the Registration Rights Agreement, the Company is not under any obligation to register the Securities under the Securities Act. The Investor is aware that the Securities (and any common stock issued on the conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of that Rule are met.

        3.5 Accredited Investor. The Investor has been advised or is aware of the provisions of Regulation D under the Securities Act relating to the accreditation of investors, and the Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

        3.6 Sophistication of the Investor. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement and has the capacity to protect its own interests. The Investor acknowledges that investment in the Securities is highly speculative and involves a substantial and high degree of risk of loss of the Investor's entire investment. The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment for an indefinite period of time and has no need for liquidity of the investment in the Securities and could afford complete loss of such investment. The Investor represents that it has not been organized for the purpose of acquiring the Securities.

        3.7 Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Investor.

        3.8 Organization. The Investor is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing in the jurisdiction of its formation. The Investor has all requisite power and authority to execute, deliver and perform all of its obligations of this Agreement and the Registration Rights Agreement.

        3.9  Authorization; No Conflict; and Binding Effect.

           (a) The execution and delivery of this Agreement and the Registration Rights Agreement, the performance of the Investor's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Investor and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement and the Registration Rights
Agreement: (i) violate any provision of the organizational documents of the Investor, (ii) violate any law or any governmental rule or regulation applicable to the Investor, or (iii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Investor pursuant to the provisions of any contract, indenture, agreement or other instrument to which the Investor is a party or by which its assets or property is bound, except, in the case of clauses (ii) and (iii), where such violation, conflict, breach or default would not have, individually or in the aggregate, a material adverse effect on the financial condition, business, operations, assets or results of operations of the Investor. The Investor is not required to obtain any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement and the Registration Rights Agreement, other than, if applicable, the filing of a Form 13(d) with the SEC which will be made in accordance with applicable laws and regulations. No other action on the part of the Investor is necessary to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

           (b) Upon the execution and delivery by the Investor, this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws relating to or limited creditors' rights generally or by equitable principles relating to enforceability.

     4. Certain Covenants.

        4.1 Notices of Certain Events. From the date hereof to the Closing Date, each party shall promptly notify the other parties, of:

           (a) the receipt by the Company or the Investors of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

           (b) the receipt by the Company or the Investors of any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

           (c) the Company or the Investors obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or the Investors, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

           (d) the Company or the Investors obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

        4.2  Efforts.

           (a) The Company shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of the Company, and to make, or cause to be made, all filings required to be made by the Company necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Related Documents, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company required to be obtained by the Company, (ii) obtain, prior to the Closing Date, stockholder approval of the transactions contemplated by this Agreement and the other Related Documents and the amendment of the Company's Certificate of Incorporation to increase its number of authorized shares of common stock, and
(iii) defend against and respond to any action, suit, proceeding or investigation against the Company relating to the transactions contemplated by this Agreement and the other Related Documents, in each case as are necessary for consummation of the transactions contemplated by this Agreement, the other Related Documents and to fulfill the conditions the Company is required to fulfill with respect to the sale and issuance of the Securities.

           (b) Each Investor shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of the Investor, and to make, or cause to be made, all filings required to be made by the Investor necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Related Documents, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Investor required to be obtained by the Investor and (ii) defend against and respond to any action, suit, proceeding or investigation against the Investor relating to the transactions contemplated by this Agreement and the other Related Documents, in each case as are necessary for consummation of the transactions contemplated by this Agreement, the other Related Documents and to fulfill the conditions the Investor is required to fulfill with respect to the purchase of the Securities.

        4.3  Proxy Statement.

           (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary proxy statement in connection with the sale of the Shares and the Warrants and the amendment of the Company's Certificate of Incorporation to increase its number of authorized shares of common stock. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials, the Company shall file with the SEC the definitive proxy statement, which proxy statement shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations of the SEC thereunder.

           (b) The Company shall cause the proxy statement to be mailed to its stockholders and after the proxy statement shall have been so mailed, promptly circulate any amended, supplemental or supplemented proxy material, if any, and, if required in connection therewith, resolicit proxies.

           (c) Each Investor will provide the Company with the information concerning each such Investor required to be included in the proxy statement.

        4.4 Stockholder Approvals; Recommendations. The Company, acting through its Board of Directors, shall, in accordance with applicable law, call, give notice of, convene and hold a meeting of the holders of the common stock of the Company for the purpose of voting upon the sale of the Shares and the Warrants and the amendment of the Company's Certificate of Incorporation to increase its number of authorized shares of common stock (the "Stockholders' Meeting"). The Company shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable laws, regulations, orders, judgments and decrees. The Company will include the proxy statement and the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval of the sale of the Shares and the Warrants and the amendment of the Company's Certificate of Incorporation to increase its number of authorized shares of common stock.

        4.5 Restrictions on Subsequent Offerings. The Company agrees that during the period beginning on the date hereof and ending on and including the date which is one hundred eighty (180) days after the Closing Date (the "Limitation Period"), the Company will not issue and sell (i) shares of the Company's common stock at a price per share of less than $0.75, or (ii) any options, warrants or any other securities of the Company convertible, exercisable or exchangeable into or for common stock of the Company at a conversion or exercise price per share of less than $1.20 (each such sale is referred to herein as a "Subsequent Dilutive Offering"). In the event the Company shall, during the Limitation Period, complete a Subsequent Dilutive Offering, the Company shall, within ten days of the closing of the Subsequent Dilutive Offering, pay to each Investor an amount equal to the number of shares of the Company's common stock purchased (or to be purchased) by such Investor multiplied by (a) the difference between $0.75 and purchase price per share of common stock (as of the date of sale) sold in the Subsequent Dilutive Offering, in the case of issuance of common stock, or (b) the difference between $1.20 and the conversion or exercise price per share (as of the date sale) of options, warrants or any other securities of the Company convertible, exercisable or exchangeable into or for common stock of the Company issued or sold in such Subsequent Dilutive Offering, in the case of issuance of such options, warrants and other securities. Anything herein to the contrary notwithstanding, the following issuances of securities by the Company shall be deemed not to constitute a Subsequent Dilutive Offering: (i) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and (ii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers, directors or consultants.

        4.6 No Integration. The Company will not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company (i) for the purposes of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

        4.7  Conduct of Business of the Company. Except as set forth on Schedule
4.7 or as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company will conduct its operations in the ordinary course of business consistent with past practice, and, to the extent consistent therewith and with no less diligence and effort than would be applied in the absence of this Agreement, will seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Company will not, without the prior written consent of Investors who intend to acquire at least a majority of the Shares and Warrants pursuant to the terms of this Agreement (which consent shall not be unreasonably withheld):

           (a) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of shares of common stock pursuant to options previously granted or subsequently granted in the ordinary course and consistent with past practice or pursuant to previously granted warrants or options to be granted under the Company's 2000 Equity Incentive Plan;

           (b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company;

           (c) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure of ownership of the Company;

           (d)(i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit or equipment leases in the ordinary course of business provided that notice is provided to the Investors; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to or investments in any other person (other than customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company's subsidiaries; or (v) mortgage or pledge any of the Company's material assets, tangible or intangible, or create or suffer to exist any material lien or other encumbrance thereupon (other than tax liens for taxes not yet due);

           (e) other than in the ordinary course of business acquire, sell, lease or dispose of any material assets in any single transaction or series of related transactions;

           (f) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein or be acquired (by merger, consolidation or acquisition of stock or assets) by any other person or entity; or

           (g) take or agree in writing or otherwise to take any of the actions described in Section 4.7(a) through 4.7(f) or any action that would make any of the representations or warranties of Company contained in this Agreement materially untrue or incorrect.

        4.8  Other Potential Acquirers.

           (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Transaction (as defined below). Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than the Investors or any designees of the Investors) concerning any Third Party Transaction; provided, however, that notwithstanding the foregoing, in the event that any person or group submits a proposal for a Third Party Transaction to the Company's Board of Directors, and in the opinion of the Board of Directors, after receipt of advice from Company's legal counsel, the failure to consider such proposal would cause the Company's Board of Directors to violate its fiduciary obligations under applicable law, then the Company's Board of Directors may consider and act on such proposal to the extent required to fulfill its fiduciary obligations. Company shall promptly notify the Investors in the event it receives any proposal or inquiry concerning a Third Party Transaction, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise the Investors from time to time of the status and any material developments concerning the same.

           (b) The Company's Board of Directors shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause Company to enter into any agreement with respect to, any Third Party Transaction; provided, however, that notwithstanding the foregoing, if in the opinion of the Company's Board of Directors, after receipt of advice from Company's legal counsel that it is required to do so in order to comply with its fiduciary obligations under applicable law, the Company may withdraw its recommendation of the transaction contemplated hereby or approve or recommend or cause the Company to enter into an agreement for a Third Party Transaction.

           (c) For the purposes of this Agreement, "Third Party Transaction" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Investors or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of twenty percent (20%) or more of the total assets of the Company;
(iii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding equity securities or voting power of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of twenty percent (20%) or more of its outstanding shares of the common stock;

or (vi) the acquisition by Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business.

        4.9 Access to Information. Between the date hereof and the Closing Date, the Company shall furnish to the Investors, within thirty days after the end of each four-week financial period tied to its fiscal year and, in the case of a four-week fiscal period that ends on the date of the close of a fiscal quarter, within forty-five days after the end of such fiscal quarter (in both cases, based on and calculated in accordance with the Company's prior practice) (commencing with the delivery of the required financial statements for the four-week financial period ended February 7, 2001), in a form consistent with the form presently prepared by the Company, an unaudited balance sheet and income statement of the Company as of the end of such period, prepared in accordance with generally accepted accounting principles in conformity with the Company's prior practices with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present the Company's financial position in all material respects as of the last day of the period then ended.

        4.10 Legal Fees and Expenses. The Company shall, within thirty days after receipt of an invoice therefor, pay the legal fees and expenses of Shartsis, Friese & Ginsburg LLP ("SF&G") (legal counsel only for Westcliff Capital Management, LLC and its affiliates), in an amount not to exceed $30,000, incurred in connection with this Agreement, the other Related Documents and the transactions contemplated hereby and thereby. For the avoidance of doubt, the fees paid to SF&G pursuant to this Section 4.10 include the payment to counsel for the Investors as required to be made by the Company pursuant to Section 1.9 of the Registration Rights Agreement.

        4.11 Securities Compliance. The Company shall take all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

     5. The Investor's Conditions to the Closing. Each Investor's obligation to purchase and pay for the Shares and the Warrants is subject to the fulfillment to such Investor's satisfaction, prior to or at the Closing, of the following conditions:

        5.1 Representations and Warranties; Performance. The representations and warranties of the Company contained in Section 2 shall be true and correct when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except to the extent of changes caused by transactions expressly contemplated herein (it being understood and agreed by each Investor that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1). The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied with on or before the Closing.

        5.2 Consents and Stockholder Approval. The Company shall have (i) obtained the consent of Fleet National Bank with respect to the transactions contemplated hereby, and (ii) obtained stockholder approval as described in
Section 4.4.

        5.3 Adverse Change. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q for the fiscal period ended December 13, 2000, no event which had, or could be reasonably expected to have, a Material Adverse Effect shall have occurred.

        5.4 Absence of Litigation. No proceeding challenging this Agreement, the other Related Documents or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Company before any court, arbitrator or governmental body, agency or official and shall be pending.

        5.5 Compliance Certificate. The Company shall deliver to each Investor at the Closing, relating to such Investor's purchase of Shares and Warrants, a certificate signed by the President of the Company stating that the Company has complied with or satisfied each of the conditions to the Investor's obligation to consummate the Closing set forth in Sections 5.1 through 5.4, unless waived in writing by the Investor.

        5.6 Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement"), shall have been executed by the Company on or prior to such Closing.

        5.7 Opinion of Counsel. The Company shall deliver to each Investor at the Closing an opinion of counsel for the Company, dated as of the Closing, in the form attached hereto as Exhibit C.

        5.8 Legal Prohibition. The purchase of the Shares and Warrants by the Investors shall not be prohibited by any law or governmental order or regulation.

        5.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     6. The Company's Conditions to the Closing. The Company's obligation to consummate the Closing and to issue and sell the Shares and Warrants, to each of the Investors, at the Closing is subject to the fulfillment to the Company's satisfaction, prior to or at such Closing, of the following conditions:

        6.1 Representations and Warranties; Performance. The representations and warranties of each Investor contained in Section 3 hereof shall be true and correct on and as of the Closing (it being understood and agreed by the Company that, in the case of any representation and warranty of the Investors contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1). The Investors shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Agreement that are required to be performed by it or them or with which it or they are required to have complied with on or before the Closing.

        6.2 Consents, Permits and Waivers. The Investors shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Investors necessary for consummation of the transactions contemplated by this Agreement and the other Related Documents (except for such as may be properly obtained subsequent to the Closing).

        6.3 Absence of Litigation. No proceeding challenging this Agreement, the other Related Documents or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Investors before any court, arbitrator or governmental body, agency or official and shall be pending.

        6.4 Compliance Certificate. Each Investor shall deliver to the Company at the Closing, relating to such Investor's purchase of the Shares and Warrants, a certificate signed by the General Partner of such Investor stating that the Investor has complied with or satisfied each of the conditions to the Company's obligation to consummate the Closing set forth in Sections 6.1 through 6.3, unless waived in writing by the Company.

        6.5 Fairness Opinion. The Company shall have received from Houlihan Lokey Howard & Zukin an opinion that the consideration to be received by the Company pursuant to the transactions contemplated hereby is fair to the Company from a financial point of view.

        6.6 Stockholder Consent. The Company shall have obtained stockholder approval as described in Section 4.4.

        6.7 Legal Prohibition. The sale of the Shares and Warrants to the Investors by the Company shall not be prohibited by any law or governmental order or regulation.

        6.8 Proceedings and Documents. All proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        6.9 Shares Purchased by Other Investors. Each of the other Investors shall have purchased, in accordance with this Agreement, the number of Shares and Warrants set forth opposite its name on the Schedule of Investors.

     7. Transfer of Securities; Legends.

        7.1 Securities Law Transfer Restrictions. No Investor shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Investor of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 7.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this
Section 7.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 7.1.

        7.2 Legends. Each certificate requesting any of the Shares shall be endorsed with a legend in the form set forth below:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.

     8. Termination; Liabilities Consequent Thereon.

        8.1 Termination. This Agreement may be terminated (except for provisions that expressly contemplate performance after termination) and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

           (a) by the Investors, upon notice to the Company, if the conditions set forth in Section 5 shall not have been satisfied on or prior to May 31, 2001;

           (b) by the Company, upon notice to the Investors, if the conditions set forth in Section 6 shall not have been satisfied on or prior to May 31, 2001;

           (c) at any time by mutual agreement of the Company and an Investor;

           (d) by the Investors, if there has been any material breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within fifteen days after notice thereof, (it being understood and agreed by the Company and such Investor that, in the case of any representation or warranty of the Company contained herein that is qualified by a materiality standard (including for this purpose Material Adverse Effect), such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(d) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by the Company);

           (e) by the Company, if there has been any material breach of any representation, warranty or any material breach of any covenant by the Investors contained herein and the same has not been cured within fifteen days after notice thereof (it being understood and agreed by the Investors and the Company that, in the case of any representation and warranty of an Investor contained herein that is qualified by a materiality standard (including for this purpose Material Adverse Effect), such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(e) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by such Investor); or

           (f) by the Investors, if the average of the closing price of the Company's common stock, as listed on The Nasdaq National Market, over any ten consecutive trading day period, beginning with the date of this Agreement, is less than $0.50 per share of common stock.

        8.2 Liability. Except as otherwise provided herein, any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement (which is not cured as permitted under Section 8.1(d) or 8.1(e)) in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

        8.3 Legal Fees on Termination. Anything herein to the contrary notwithstanding (except the $30,000 cap set forth in Section 4.10), if this Agreement is terminated pursuant to Section 8.1(d) or 8.1(f), or if the Closing does not take place as a result of the failure to comply with any of Sections
5.1 through 5.4, Section 6.5 or Section 6.6, the Company shall pay legal fees and expenses of SF&G incurred in connection with this Agreement, the other Related Documents and the transactions contemplated hereby or thereby within thirty days after receipt of an invoice therefor.

     9. Miscellaneous.

        9.1 Public Statements or Press Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the other Related Documents or the transactions provided for herein or therein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

        9.2 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one hundred eighty (180) days following the Closing.

        9.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding more than 50% of the outstanding shares of common stock acquired hereunder (or, if prior to the Closing, all Investors). Any amendment or waiver effective in accordance with this Section 9.3 shall be binding upon each Investor, his, her or its heirs, representatives or permitted assigns, and the Company and its heirs, representatives and permitted assigns.

        9.4 Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized, receipted, overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Agreement for the Company and each Investor (or at such other address as shall be specified by like notice).

        9.5 Entire Agreement. This Agreement (including the Schedules and Exhibits, and the other Related Documents) contains the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.

        9.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

        9.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of California, without regard to that state's conflict of laws principles.

        9.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the other Related Documents, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        9.10 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. For the purposes of the this Agreement, whenever a representation and warranty is made herein as being "to the Company's knowledge" or words similar import, it shall mean the actual knowledge of the Company's Chief Executive Officer and its Chief Financial Officer.

        9.11 Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

        9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

        9.13 Assignment. Each Investor may assign or transfer all or any part of the Securities acquired hereunder provided that the conditions specified in
Section 7 are satisfied, which conditions are, among other things, intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of the Securities acquired hereunder. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

        9.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        9.15 Exculpation Among Investors. Each Investor acknowledge that it is not relying upon any other Investor or the controlling persons, officers, directors, partners, members, managers, agents or employees of any other Investor, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, members, managers, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or the execution of or performance under any of this Agreement or the other Related Documents.

        9.16 Representation. Each party hereto acknowledges that (a) Westcliff Capital, LLC retained SF&G to represent Westcliff Capital Management, LLC and its affiliates (collectively, "Westcliff") in connection with this Agreement, the other Related Documents and the transaction related hereto and thereto, (b) the interests of Westcliff may not necessarily coincide with the interests of other Investors, (c) SF&G does not represent any Investor other than Westcliff in connection with the transaction contemplated hereby and thereby, and (d) each Investor has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on SF&G for legal counsel in connection with this Agreement, the Related Documents and the transactions related hereto and thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                          THE COMPANY

                                          DIEDRICH COFFEE, INC.

                                          By: /s/ MATTHEW C. MCGUINNESS
                                              ----------------------------------
                                          Print Name: Matthew C. McGuinness
                                          Title: Sr. Vice President and Chief
                                          Financial Officer
                                          Address: 2144 Michelson Drive
                                               Irvine, CA 92612
                                               Fax: (949) 756-1144

THE INVESTORS:

SEQUOIA ENTERPRISES, L.P.                         WESTCLIFF FOUNDATION

                                                  By: Westcliff Capital Management, LLC
                                                  Its: Investment Advisor and Attorney-In-Fact

By: /s/ PAUL C. HEESCHEN                          By: /s/ RICHARD S. SPENCER
    ------------------------------------------        --------------------------------------
    Paul C. Heeschen, General Partner                 Richard S. Spencer III, Manager
Address: 450 Newport Center Dr.                   Address: 200 Seventh Avenue, Suite 105
         Suite 450                                         Santa Cruz, CA 95062
         Newport Beach, CA 92660                           Fax: (831) 479-3642

WESTCLIFF PARTNERS, L.P.                          WESTCLIFF MASTER FUND, LTD.

By: Westcliff Capital Management, LLC             By: Westcliff Capital Management, LLC
Its: General Partner                              Its: Investment Advisor and Attorney-In-Fact

By: /s/ RICHARD S. SPENCER                        By: /s/ RICHARD S. SPENCER
    ------------------------------------------        --------------------------------------
    Richard S. Spencer III, Manager                   Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105            Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                              Santa Cruz, CA 95062
         Fax: (831) 479-3642                               Fax: (831) 479-3642

WESTCLIFF AGGRESSIVE GROWTH, L.P.                             WESTCLIFF LONG/SHORT, L.P.

By: Westcliff Capital Management, LLC                         By: Westcliff Capital Management, LLC
Its: General Partner                                          Its: General Partner

By: /s/ RICHARD S. SPENCER                                    By: /s/ RICHARD S. SPENCER
    ----------------------------------------------------          ----------------------------------------------------
    Richard S. Spencer III, Manager                               Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105                        Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                                          Santa Cruz, CA 95062
         Fax: (831) 479-3642                                           Fax: (831) 479-3642

WESTCLIFF PROFIT SHARING PLAN                                 WESTCLIFF SMALL CAP FUND, L.P.

By: Westcliff Capital Management, LLC                         By: Westcliff Capital Management, LLC
Its: General Partner                                          Its: Investment Advisor and Attorney-In-Fact

By: /s/ RICHARD S. SPENCER                                    By: /s/ RICHARD S. SPENCER
    ----------------------------------------------------          ----------------------------------------------------
    Richard S. Spencer III, Manager                               Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105                        Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                                          Santa Cruz, CA 95062
         Fax: (831) 479-3642                                           Fax: (831) 479-3642

PENINSULA CAPITAL, LP                                         COMMON SENSE, LLC

By: /s/ SCOTT A. BEDFORD                                      By: /s/ SCOTT A. BEDFORD
    ----------------------------------------------------          ----------------------------------------------------
    Scott Bedford, General Partner                                Scott Bedford, Manager
Address:

                                                              By: /s/ SCOTT A. THOMPSON
                                                                  ----------------------------------------------------
                                                                  Name: Scott A. Thompson
                                                                  Its: Common Sense Investment
                                                                       Management LLC, General Partner
                                                              Address: Scott A. Thompson, Managing
                                                                       Director and Sr. VP Finance
                                                                       15350 S.W. Sequoia Pkwy, Suite 140
                                                                       Portland, OR 97224

                             SCHEDULE OF INVESTORS

                                                                   SHARES OF
                                                                    COMMON
                                                               STOCK ISSUABLE ON
                                                SHARES OF       EXERCISE OF THE         AGGREGATE
                  INVESTOR                     COMMON STOCK         WARRANT         INVESTMENT AMOUNT
                  --------                     ------------    -----------------    -----------------
Sequoia Enterprises, L.P. ...................   4,000,000          1,000,000          $3,000,000.00
Westcliff Partners, L.P. ....................     932,330            233,083          $  699,247.50
Westcliff Long/Short, L.P. ..................     199,590             49,897          $  149,692.50
Westcliff Small Cap Fund, L.P. ..............     204,570             51,142          $  153,427.50
Westcliff Aggressive Growth, L.P. ...........     396,910             99,228          $  297,682.50
Westcliff Master Fund, Ltd. .................   1,547,454            386,864          $1,160,590.50
Westcliff Profit Sharing Plan................      36,870              9,217          $   27,652.50
Westcliff Foundation.........................      15,610              3,902          $   11,707.50
Peninsula Capital, LP........................     506,666            126,667          $  379,999.50
Common Sense, LLC............................     160,000             40,000          $  120,000.00
                                                ---------          ---------          -------------
          Total..............................   8,000,000          2,000,000          $6,000,000.00
                                                =========          =========          =============

                                                                         ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of April   , 2001, by and
among Diedrich Coffee, Inc., a Delaware corporation (the "Company"), and the Investors listed on Schedule A hereto (each of whom is herein called individually, a "Investor" and all of whom are herein called, collectively, the "Investors"), with reference to the following facts:

     The Investors are parties to the Common Stock and Warrant Purchase
Agreement, dated as of March   , 2001 (the "Purchase Agreement"), among the
Company and the Investors, which provides that as a condition to the closing of the transactions contemplated therein this Agreement must be executed and delivered by the Investors and the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

     1. Registration Rights. The Company covenants and agrees as follows:

        1.1  Definitions. For purposes of this section 1:

           (a) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (b) "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 1.11 hereof.

           (c) "1933 Act" means the Securities Act of 1933, as amended.

           (d) "1934 Act" means the Securities Exchange Act of 1934, as amended.

           (e) "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

           (f) "Registrable Securities" means (i) the shares of the Company's Common Stock issued pursuant to the Purchase Agreement, (ii) shares of the Company's Common Stock previously acquired by the Investors and listed on Schedule B hereto, (iii) shares of the Company's Common Stock issuable on exercise of the Warrants (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement, and (iv) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses
(i) - (iii) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this section 1 are not assigned.

           (g) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities.

           (h) "SEC" means the Securities and Exchange Commission.

        1.2 Mandatory Registration. The Company shall prepare and file with the SEC on or before the date that is 120 days after the date hereof (the "Filing Deadline") a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) for the purpose of registering under the 1933 Act all of the Registrable Securities for resale by, and for the account of, the Holders as selling stockholders thereunder (the "Registration Statement"). The Company shall use its best efforts to cause the Registration Statement to become effective as soon as possible after filing. The Company shall keep such registration statement effective at all times until the earlier of the date (the "Registration Withdrawal Date") on which all the Registrable Securities (i) are sold or (ii) can be sold by all the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act. Notwithstanding anything to the contrary in this Agreement, in the event of a breach by the Company of any of its obligations under this section 1.2, the Investors' sole and exclusive remedy and recourse for such breach, until such time that the Warrant Price (as defined in the Warrants) shall have been reduced to $0.00, shall be the adjustment of the Warrant Price set forth in section 4.4 of the Warrants.

        1.3  Company Registration.

           (a) If (but without any obligation to do so) the Company proposes to register any of its stock (including a registration effected by the Company for stockholders other than the Holders) or other equity securities under the 1933 Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder notice of such registration. On the request of each Holder given within ten days after such notice by the Company, the Company shall, subject to the provisions of section 1.3(c) and (d), cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

           (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this section 1.3 prior to the effectiveness of such registration, whether or not any Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with section 1.8 hereof.

           (c) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this section 1.3 to include any requesting Holder's Registrable Securities in such underwriting, unless such Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, that in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty percent of the total amount of securities included in such offering. For purposes of such apportionment among Holders, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based on the aggregate amount of Registrable Securities owned by all such related entities and individuals.

           (d) The Company shall not be required, under this section 1.3, to include any requesting Holder's Registrable Securities in any registration: (i) to be filed on a registration form which is unavailable for the registration of the Registrable Securities; (ii) relating to securities to be offered pursuant to (A) an employee benefit plan or otherwise eligible to be registered on Form S-8 or (B) a dividend or interest reinvestment plan (including such a plan that has an open enrollment or cash investment feature); (iii) relating to securities to be issued in the acquisition of another business, through a merger, consolidation, exchange of securities or otherwise; (iv) relating to Company securities to be issued for consideration other than solely cash; (v) relating to Company securities to be offered to all existing security holders of the

Company through a "rights offering" or otherwise; or (vi) relating to debt securities of the Company, including debt securities that are convertible or exchangeable for equity securities of the Company.

        1.4 Form S-3 Registration. If, at any time after the Registration Withdrawal Date, the Company shall receive from one or more Holders a request or requests that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to the Registrable Securities owned by such Holder or Holders, the Company shall:

           (a) Within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

           (b) Use commercially reasonable efforts to cause, as soon as practicable, such Registrable Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

               (i) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public of less than $1,000,000;

               (ii) If the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to section 1.3 or this section 1.4;

               (iii) If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this section 1.4 and the Company shall not be obligated to effect another registration under this section 1.4 during such 120-day period; provided, that the Company shall not utilize this right more than once in any twelve month period; provided, further, that the Company shall not register shares for its own account during such 120-day period;

               (iv) In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

               (v) If Form S-3 (or any successor or similar form) is not available for such offering by the Holders.

           (c) Subject to the foregoing, the Company shall use commercially reasonable efforts to file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

        1.5  Request for Registration Upon Unavailability of Form S-3.

           (a) If, at any time after the Registration Withdrawal Date, the Company is not eligible to effect a registration on Form S-3 and the Company receives, during such period that it is not so eligible, a written request from the Holders that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall:

               (i) Within five days of the receipt thereof, give notice of the proposed registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

               (ii) Use commercially reasonable efforts to cause, as soon as practicable, such Registrable Securities to be registered for offering and sale and use commercially reasonable efforts to cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all of the Registrable Securities of any other Holders joining in such request as are specified in a request given within twenty days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.5:

                   (A) If the Holders propose to sell Registrable Securities at an aggregate price to the public of less than $1,000,000;

                   (B) If the Company has, within the twelve month period preceding the date of such request, already effected two registrations for the Holders pursuant to this section 1.5 or section 1.4;

                   (C) If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this section 1.5 and the Company shall not be obligated to effect another registration under this section 1.5 during such 120-day period; provided, that the Company shall not utilize this right more than once in any twelve-month period; provided, further, that the Company shall not register shares for its own account during such 120-day period; or

                   (D) In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to section 1.5(a) and the Company shall include such information in the written notice referred to in section 1.5(a). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 1.5, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

        1.6 Obligations of the Company. Whenever required under this section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Except as otherwise provided in section 1.2, on the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that (i) any such ninety-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such ninety-day period shall be extended, if necessary and as permitted by law, to keep the registration statement effective until all such Registrable Securities are sold, except to the extent that the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) of such Registrable Securities may sell those Registrable Securities in any three-month period without regard to the volume limitation and without registration in compliance with Rule 144 under the 1933 Act;

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the 1933 Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

           (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

           (f) During the period of time such registration statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (g) Use commercially reasonable efforts to cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

           (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

           (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this section 1, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters.

        1.7 Limitations on Registration Rights. Notwithstanding anything in this Agreement to the contrary:

           (a) The Company may, by written notice to the Holders, (i) delay the filing or effectiveness of any registration statement or (ii) suspend any registration statement after effectiveness and require that the selling Holders immediately cease sales of securities thereunder, in the event that (A) the Company determines that information required to be included in the financial statements comprising a portion of any registration statement is not yet available after commercially reasonable efforts to prepare such information; or (B) the Company is engaged in any activity or transaction, or preparations or negotiations for any activity or transaction, that the Company desires in good faith to keep confidential for business reasons, if the Company determines that the public disclosure requirements imposed on the Company under the 1933 Act in connection with any registration statement that would require disclosure of such activity, transaction, preparations or negotiations.

           (b) If the Company delays or suspends a registration statement or requires the selling Holders to cease sales of shares pursuant to section 1.7(a) above, the Company shall, as promptly as practicable following the termination of the circumstances which entitled the Company to do so but in no event more than ten days thereafter, take such actions as may be necessary to file or reinstate the effectiveness of the registration statement and/or give written notice to the selling Holders authorizing them to resume sales pursuant to the registration statement. If, as a result thereof, the prospectus included in the registration statement has been amended to comply with the requirements of the 1933 Act, the Company shall enclose such revised prospectus with the notice to the selling Holders given pursuant to this section 1.7(b), and the selling Holders shall make no offers or sales of securities pursuant to the registration statement other than by means of such revised prospectus.

           (c) Anything herein to the contrary notwithstanding, any delay by the Company in the filing or effectiveness of a registration statement (as required pursuant to section 1.2 of this Agreement) pursuant to this section 1.7 shall not be deemed to be a waiver of, or modification to, section 4.4 of the Warrants and the Warrant Price shall continue to be subject to adjustment during the period of such delay as described in section 4.4 of Warrants.

           (d) If, pursuant to section 1.7(a) above, the Company suspends the registration statement filed pursuant to section 1.2 or requires the Holders to cease sales of shares under the registration statement filed pursuant to section
1.2 (such suspension or requirement to cease sales is referred to herein as the "Transfer Prohibition"), then:

               (i) in the case of the first such Transfer Prohibition during any twelve-month period, if such Transfer Prohibition is not terminated by the Company before the eleventh trading day after the Company shall have commenced such Transfer Prohibition, on such eleventh trading day the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or the like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3 of the Warrant); and

               (ii) in the case of any additional Transfer Prohibition after the first such Transfer Prohibition during any twelve-month period, on the day that such Transfer Prohibition commences the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or the like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3 of the Warrant).


Such eleventh trading day in the case of clause (i) above or such day in the case of clause (ii) above is referred to herein as a "Warrant Price Adjustment Date." At the end of each ten trading-day period (or a portion thereof ending on the date that the such Transfer Prohibition is terminated by the Company) after the Warrant Price Adjustment Date, the Warrant Price shall be reduced by an amount (rounded to the nearest one one-hundredth of a cent) equal to $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3 of the Warrant) multiplied by a fraction, the numerator of which is the number of trading days during such ten trading-day period before the date on which the Transfer Prohibition is terminated by the Company and the denominator of which is ten.


        1.8 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

        1.9 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to sections 1.2, 1.3, 1.4 and 1.5, including (without limitation) all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 1.4 or 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were requested to be included in the withdrawn registration); provided that, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition (financial or otherwise), business, or prospects of the Company from that known to the Holders at the time of their request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to section 1.3 or 1.5. Anything herein to the contrary notwithstanding, all underwriting discounts and commissions incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holders thereof, and the Company shall have no responsibility therefor.

        1.10 Indemnification. If any Registrable Securities are included in a registration statement under this section 1:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, stockholders, members and managers of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

           (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this section 1.10(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this section 1.10(b), when aggregated with amounts contributed, if any, pursuant to section 1.10(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.

           (c) Promptly after receipt by an indemnified party under this section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 1.10, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 1.10, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 1.10.

           (d) If the indemnification provided in this section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this section 1.10(d), when aggregate with amounts paid, if any, pursuant to section 1.10(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and Holders under this section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this section 1, and otherwise.

        1.11 Reports under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

           (a) Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

           (b) Take such action, including voluntary registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

           (c) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

           (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

           (e) Undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

        1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (ii) is an entity controlling, controlled by or under common control, or under common investment management, with a Holder, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Holder, (iii) is a transferee or assignee of at least 300,000 (as adjusted for stock split, combinations, dividends and the like) shares of such Registrable Securities if immediately prior to such transfer such assignee shall have been an affiliate of, or under common investment management with, the Holder, or (iv) is a transferee or assignee of at least 1,000,000 (as adjusted for stock split, combinations, dividends and the like) shares of such Registrable Securities; provided that: (a) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

        1.13 Termination of Registration Rights. A Holder's registration rights described in sections 1.3, 1.4 and 1.5 shall terminate if and when such Holder holds less than 100,000 shares of Registrable Securities (as adjusted for stock split, combinations, dividends and the like).

        1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under sections 1.2, 1.3, 1.4 and 1.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

     2. Covenants.

        2.1 Conflicts of Interest. The Company shall use commercially reasonable efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company, requiring that the Company's employees enter into reasonable and customary agreements regarding proprietary information and confidentiality and inventions, and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

        2.2 Reserve for Exercise Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the "Exercise Shares") as shall be sufficient to enable it to comply with its exercise obligations under the Warrants (as defined in the Purchase Agreement). If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.

        2.3 Termination of Covenants. The covenants set forth in sections 2.1 through 2.2 shall terminate as to each Investor and be of no further force and effect at the time the Investors no longer hold any Registrable Securities.

     3. Miscellaneous.

        3.1 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        3.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to its conflicts of law principles.

        3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.4 Headings. The headings of sections and subsections in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

        3.5 Notices. Any request, consent, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the applicable signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties.

        3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        3.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Schedule hereto), the Purchase Agreement and the Warrants constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding; provided that no amendment shall be effective unless approved by the holder or holders of Registrable Securities that shall be affected adversely, or affected differently from the Holders generally, by such amendment unless all Holders are affected in the same manner by such amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, each holder of any Registrable Securities and each future holder of all such Registrable Securities.

        3.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

        3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons, or entities or persons under common investment management, shall be aggregated together for the purpose of determining the availability or termination of any rights under this Agreement (including, without limitation, section 1.13).

     IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

                                          DIEDRICH COFFEE, INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------
                                          Address: 2144 Michelson Drive
                                                   Irvine, CA 92612
                                          Fax:     (949) 756-1144

THE INVESTORS:


SEQUOIA ENTERPRISES, L.P.                        WESTCLIFF FOUNDATION

By:                                              By: Westcliff Capital Management, LLC
    -----------------------------------------    Its: Investment Advisor and Attorney-In-Fact
    Paul C. Heeschen, General Partner
Address:                                         By:
                                                     -----------------------------------------
                                                     Richard S. Spencer III, Manager
                                                 Address: 200 Seventh Avenue, Suite 105
                                                          Santa Cruz, CA 95062
                                                          Fax: (831) 479-3642

WESTCLIFF PARTNERS, L.P.                         WESTCLIFF MASTER FUND, LTD.

By: Westcliff Capital Management, LLC            By: Westcliff Capital Management, LLC
Its: General Partner                             Its: Investment Advisor and Attorney-In-Fact

By:                                              By:
    -----------------------------------------        -----------------------------------------
    Richard S. Spencer III, Manager                  Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105           Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                             Santa Cruz, CA 95062
         Fax: (831) 479-3642                              Fax: (831) 479-3642



WESTCLIFF AGGRESSIVE GROWTH, L.P.                WESTCLIFF LONG/SHORT, L.P.

By: Westcliff Capital Management, LLC            By: Westcliff Capital Management, LLC
Its: General Partner                             Its: General Partner

By:                                              By:
    -----------------------------------------        -----------------------------------------
    Richard S. Spencer III, Manager                  Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105           Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                             Santa Cruz, CA 95062
         Fax: (831) 479-3642                              Fax: (831) 479-3642

WESTCLIFF PROFIT SHARING PLAN                    WESTCLIFF SMALL CAP FUND, L.P.

By: Westcliff Capital Management, LLC            By: Westcliff Capital Management, LLC
Its: General Partner                             Its: General Partner

By:                                              By:
    -----------------------------------------        -----------------------------------------
    Richard S. Spencer III, Manager                  Richard S. Spencer III, Manager
Address: 200 Seventh Avenue, Suite 105           Address: 200 Seventh Avenue, Suite 105
         Santa Cruz, CA 95062                             Santa Cruz, CA 95062
         Fax: (831) 479-3642                              Fax: (831) 479-3642

PENINSULA CAPITAL, LP                            COMMON SENSE, LLC

By:                                              By:
    -----------------------------------------        -----------------------------------------
    Scott Bedford, General Partner                   Scott Bedford, Manager
Address:
                                                 By:
                                                     -----------------------------------------
                                                     Jim Bisenius, Manager
                                                 Address:

                                                                         ANNEX D

     This Warrant and the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered, sold, pledged or transferred unless (i) there is an effective Registration Statement covering such offer, sale or transfer or (ii) there is an exemption from the registration requirements of the Securities Act and any applicable state securities laws for such offer, sale or transfer is available.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                             DIEDRICH COFFEE, INC.

                    VOID AFTER [MONTH OF ISSUANCE]   , 2010

[Month of issuance]   , 2001
No.

     This certifies that                (the "Holder") is entitled, subject to
the terms and conditions of this Warrant, to purchase from Diedrich Coffee, Inc. a Delaware corporation (the "Company"), all or any part of an aggregate of shares of the Company's authorized and unissued Common Stock, par value $0.01 per share (the "Warrant Stock"), at the Warrant Price (as defined herein), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment of the Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States, unless exercised in accordance with the provisions of section 2.6 of this Warrant. The Holder may exercise the Warrant at any time after the date of this Warrant and
prior to [Month of Issuance]   , 2010 (the "Expiration Date").

     The Warrant is one of a series of warrants issued pursuant to that certain
Common Stock and Warrant Purchase Agreement, dated as of March   , 2001 (the
"Purchase Agreement"), by and among the Company, the Holder and certain of the other investors listed on the Schedule of Investors attached to the Purchase Agreement.

     1. Definitions. The following definitions shall apply for purposes of this
Warrant:

        1.1 "Acquisition" means any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent of the Company's voting power is transferred, excluding any consolidation, merger, reorganization or the like effected exclusively to change the domicile of the Company.

        1.2 "Asset Transfer" means a sale, lease or other disposition of all or substantially all of the assets of the Company.

        1.3 "Company" means the "Company" as defined above and includes any corporation or other entity that succeeds to or assumes the obligations of the Company under this Warrant.

        1.4 "Fair Market Value" of a share of Warrant Stock means (i) the Common Stock is traded on a securities exchange, the average of the closing price each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined,
(ii) if the Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each day over the thirty consecutive day period ending three days before the date on which the fair market value of the securities is being determined, or
(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then as determined by the board of directors of the Company in good faith.

        1.5 "Holder" means the "Holder" as defined above and includes any transferee who shall at the time be the registered holder of this Warrant.

        1.6 "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Holder and certain other investors listed on the Schedule of Investors attached to the Registration Rights Agreement.

        1.7 "Registration Statement" shall have the meaning ascribed to the term, "registration statement," as it is used in the Registration Rights Agreement.

        1.8  "SEC" means the Securities and Exchange Commission.

        1.9  "Securities Act" means the Securities Act of 1933, as amended.

        1.10 "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

        1.11 "Warrant Price" means $1.20 per share of Warrant Stock, as the same may be adjusted pursuant to the terms of section 4 hereof and/or section
1.7 of the Registration Rights Agreement.

        1.12 "Warrant Stock" means the Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided in section 4 hereof and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

     2. Exercise.

        2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise the purchase rights represented by this Warrant in whole or in part, at any time or from time to time, on or after the date hereof and before the Expiration Date, by surrendering this Warrant at the principal offices of the Company, together with the subscription form attached hereto, duly completed and executed by the Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock so purchased by (b) the Warrant Price.

        2.2 Form of Payment. Except as provided in section 2.6, payment may be made by (a) a check payable to the Company's order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to the Holder, or (d) any combination of the foregoing.

        2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant or Warrants of like tenor for the balance of the shares of Warrant Stock purchasable under the Warrant surrendered upon such purchase. The Warrant or Warrants will be delivered to the Holder thereof within a reasonable time.

        2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay to the Holder an amount equal to the such fraction multiplied by the Fair Market Value of a share of Warrant Stock.

        2.5 Automatic Exercise. Anything herein to the contrary notwithstanding, this Warrant shall be deemed to be automatically exercised, with no notice required by the Holder and, in lieu of payment as provided for in section 2.2 of this Warrant, on a Net Issue Exercise basis as described in section 2.6, immediately prior to the closing of an Acquisition or an Asset Transfer if the value of the cash, stock or other property that the Holder would receive for each share of Warrant Stock if the Holder shall have exercised this Warrant immediately prior to the closing of an Acquisition or an Asset Transfer exceeds the Warrant Price. For purposes of this section 2.5, the value of stock or other property described in the previous sentence will be deemed its fair market value as determined by the board of directors of the Company in good faith.

        2.6 Net Issue Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net issue exercise election selected in the subscription form attached hereto as Exhibit A, duly completed and executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

                                  X = Y (A-B)
                                  -----------
                                       A

where X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this section 2.6.

       Y = the number of shares of Warrant Stock purchasable under this Warrant, or if only a portion of the Warrant is being exercised, the number of shares of Warrant Stock represented by the portion of the Warrant being exercised.

       A = the Fair Market Value of one share of Warrant Stock as at the time the net issue exercise election is made pursuant to this section 2.6.

       B = the Warrant Price.

     3. Issuance of Stock

        3.1 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, that in the event this Warrant is automatically exercised in connection with an Acquisition or Asset Transfer pursuant to section 2.5, then the shares of Warrant Stock purchased pursuant to this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares immediately prior to such Acquisition or Asset Transfer. As soon as practicable, but in any event no later than three days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

        3.2 The Company covenants and agrees that: (a) all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens and charges with respect to the issue thereof and free and clear of any restrictions on transfer (other than under the Securities Act and applicable state securities laws); and (b) that during the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized, and reserved for the purpose of the issue upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant. Subject to the truth, accuracy and completeness of the representations and warranties made by the Holder in connection with the subscription form and investment representations attached thereto, the offer, sale and issuance of the Warrant Stock issued upon the exercise of this Warrant shall be exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

     4. Adjustment Provisions. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

        4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be appropriately and proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

        4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under section 4.1), or
(b) assets, then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). Notwithstanding the foregoing, no adjustment in respect of any cash dividends paid by the Company will be made during the term of this Warrant or upon the exercise of this Warrant.

        4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation or entity, the stock or other securities of which are at the time receivable upon the exercise of this Warrant) after the date of this Warrant, or in case, after such date, the Company (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant. The successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's or entity's obligations under this Warrant. In each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

        4.4  Adjustment for Filing and Effectiveness of the Registration
Statement.

           (a) If the Company shall not have filed the Registration Statement with the SEC on or before the date that is 120 days after the date hereof (the "Filing Deadline"), the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) immediately on the close of business on the Filing Deadline.

           (b) If the Registration Statement is not declared effective by the SEC on or before the date that is 150 days after the date hereof (the "Effectiveness Deadline"), the Warrant Price shall be reduced by $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) immediately on the close of business on the Effectiveness Deadline. At the end of each thirty-day period (or a portion thereof ending on the date that the Registration Statement shall have been declared effective by the SEC) after the Effectiveness Deadline that the Registration Statement has not been declared effective by the SEC, the Warrant Price shall be reduced by an amount (rounded to the nearest one one-hundredth of a cent) equal to $0.05 (as appropriately adjusted for any stock splits, stock combinations or like that affect the Warrant Price pursuant to sections 4.1 and/or 4.3) multiplied by a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement shall have been declared effective by the SEC and the denominator of which is thirty.

        4.5 Notice of Adjustments. Whenever the Warrant Price or number of shares of Warrant Stock issuable upon exercise hereof shall be adjusted pursuant to section 4 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be delivered to the Holder.

        4.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

     5. No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

     6. Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

     7. Transfer. This Warrant may be transferred or assigned by the Holder, in whole or in part, if the Holder (i) provides written notice to the Company prior to such transfer or assignment, in the form attached hereto as Exhibit B, and
(ii) delivers to the Company, on the Company's reasonable request, a written opinion of such Holder's counsel reasonably satisfactory to the Company (or other evidence reasonably satisfactory to the Company) that such transfer does not require registration or qualification under the Securities Act and any applicable state securities law; provided, however, that the Holder shall not be required to comply with clause (ii) of this sentence if the transfer shall have been made by (a) a Holder which is a partnership or limited liability company to a partner, former partner, member, former member, or other affiliate of such partnership or limited liability company, as the case may be, or (b) a Holder to any corporation, partnership or limited liability company controlling, controlled by, or under common investment management with such Holder. At the time of transfer, the Holder and transferee shall make such representations and take such actions, and such legends will be placed on this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer of this Warrant without registration or qualification under the Securities Act and any applicable state securities law. Notwithstanding the foregoing, this Warrant may not be transferred in whole or in part without compliance with all applicable federal and state securities laws by the Holder and the transferee. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

     8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     9. Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to its conflicts of law principles.

     10. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

     11. Notices. Any request, consent, notice or other communication required or permitted under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the signature pages of the Purchase Agreement. Any party may, at any time, by providing ten days' advance written notice to the other party hereto, designate any other address in substitution of the an address established pursuant to the foregoing. All correspondence to the Company shall be addressed as follows:

     Diedrich Coffee, Inc.
     2144 Michelson Drive
     Irvine, California 92612
     Fax: (949) 756-1144

     12. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

     13. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Warrant shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

     14. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

     15. Taxes. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of any Warrant Stock. The Company's obligation pursuant to the foregoing sentence does not relate to any tax benefit or obligation that may arise as a result of any gain or loss on the disposition of the Warrant Stock by the holder of the Warrant Stock. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Holder of this Warrant.

     16. Registration Rights. All shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Registration Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

     17. No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Warrant Stock upon exercise of this Warrant.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date and year set forth below.

Dated: __________, 2001                   DIEDRICH COFFEE, INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX E

        [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS]

March 21, 2001

The Board of Directors
Diedrich Coffee Inc.
2144 Michelson Drive
Irvine, CA 92612

Gentlemen:

     We understand that Diedrich Coffee Inc. ("Diedrich" or the "Company") has agreed to a transaction pursuant to which an investment group led by Westcliff Capital Management ("Westcliff"), a Northern California based private equity fund, will provide $6 million of equity capital in exchange for 8 million shares of common stock of the Company and warrants, with an exercise price of $1.20 per share, exercisable into an additional 2 million shares of common stock. In addition to Westcliff, the investment group includes an investment fund controlled by the Company's Chairman, Paul C. Heeschen, ("Affiliate Investor") which will fund $3 million or 50 percent of the total investment. The aggregate $6 million investment in the Company, funded by Westcliff and the Affiliate Investor and the Company's issuance of the aforementioned common stock and warrants, are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We note however that the Transaction is accretive to the Affiliate Investor; consequently the value of the consideration to the Affiliate Investor is disproportionate to the public stockholders. As such, this Opinion does not opine as to the fairness of the Transaction to the Company's public stockholders as compared to the Affiliate Investor. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

      1. reviewed the Company's annual reports to stockholders on Form 10-K for the fiscal year ended June 28, 2000 and quarterly reports on Form 10-Q for the quarter ended December 13, 2000, and Company-prepared interim financial statements for the eight months ended February 7, 2001, which the Company's management has identified as being the most current financial statements available;

      2. reviewed the Term Sheet between Westcliff Capital Management, LLC and the Company, dated February 22, 2001;

      3. reviewed the draft proxy statement, as of March 20, 2001;

      4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and its discussions with potential investors; and met with representatives of the Company's independent counsel to discuss certain matters;

      5. visited certain facilities and business offices of the Company;

      6. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the fiscal years 2001 through 2003;

      7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

The Board of Directors
Diedrich Coffee, Inc.
March 21, 2001

      8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

      9. reviewed the Schedule of Potential Investors Contacted Before Executing Westcliff Term Sheet dated March 19, 2001;

     10. reviewed certain information and data regarding companies delisted from the NASDAQ market exchange;

     11. reviewed the Diedrich Coffee, Inc. Common Stock and Warrant Purchase Agreement, dated March 14, 2001; and

     12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the $0.75 per share consideration to be received by the Company in connection with the Transaction is fair, from a financial point of view, to the Company's public stockholders.

    HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                                                         ANNEX F

                         FORM OF PROPOSED ARTICLE XI OF
              DIEDRICH COFFEE, INC.'S CERTIFICATE OF INCORPORATION

                                   ARTICLE XI


     On the effective date of this amendment to the Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-four basis so that each four shares of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split, and, as of the Effective Date, stockholders otherwise entitled to receive fractions of shares shall have no further interest as a stockholder in respect of such fractions of shares. The Corporation will pay in cash the value, based on the closing price as reported on The Nasdaq National Market on the day prior to the Effective Date, of fractions of shares which otherwise would result from the Reverse Split.

                             DIEDRICH COFFEE, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS


    The undersigned hereby appoints J. Michael Jenkins and Mathew C. McGuinness, and each of them, as Proxies, each with the power to appoint such Proxy's substitute, and hereby authorizes them to represent and vote as designated below all the shares of Common Stock of Diedrich Coffee, Inc. held of record by the undersigned on March 26, 2001 at the Special Meeting of Stockholders to be held on May 7, 2001, and at any adjournments or postponements thereof. The proposals referred to below are described in the Proxy Statement for the Special Meeting.


    Management recommends that you vote FOR Proposals 1, 2 and 3.

1. Proposal by the Company to increase the number of authorized shares of common stock from 25,000,000 to 35,000,000:

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

2. Proposal by the Company to sell 8,000,000 shares of our common stock and to issue warrants to purchase an additional 2,000,000 shares of our common stock to the Investors:

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

3. Proposal by the Company to effect a 1-for-4 reverse stock split:

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 DESCRIBED ABOVE.

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, limited liability company or other entity, please sign the entity's full name by an authorized person.

                                                      Date: ______________, 2001

                                                      __________________________
                                                      Signature

                                                      __________________________
                                                      Printed Name(s)

                                                      __________________________
                                                      Title (if Applicable)

                                                      __________________________